                                                                    Exhibit 10.3

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                                                    CONFIDENTIAL

                          LICENSE AND SUPPLY AGREEMENT

THIS LICENSE AND SUPPLY AGREEMENT (this "AGREEMENT") is made as of May 16, 2007 (the "EFFECTIVE DATE"), by and between CYDEX, INC., a Delaware corporation with offices at 10513 W. 84th Terrace, Lenexa, Kansas 66214 ("CYDEX"), and CRITICAL THERAPEUTICS, INC., a Delaware corporation with offices at 60 Westview Street, Lexington, MA 02421 ("COMPANY").

                                    RECITALS

     WHEREAS, CyDex is engaged in the business of developing and commercializing novel drug delivery technologies designed to enhance the solubility and effectiveness of existing and development-stage drugs;

     WHEREAS, CyDex is the exclusive worldwide licensee of CAPTISOL(R), a patented drug formulation system designed to enhance the solubility and stability of drugs;

     WHEREAS, CyDex and Company are parties to a Limited Clinical Use Agreement, effective as of May 12, 2005 ("LIMITED CLINICAL USE AGREEMENT") which governed the terms of Company's evaluation of a drug formulation containing the Compound (as hereinafter defined) and CAPTISOL(R), the terms of which agreement CyDex and Company intend to replace and supersede with the terms of this Agreement;

     WHEREAS, Company desires to obtain a license to use CyDex's patented drug formulation system in connection with its development and commercialization of the Compound and CyDex is willing to grant such license to Company under the terms and conditions set forth herein;

     WHEREAS, CyDex desires to sell CAPTISOL(R) to Company, and Company desires to purchase CAPTISOL(R) from CyDex, in accordance with the terms and conditions contained herein; and

     NOW, THEREFORE, in consideration of the following mutual promises and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties, intending to be legally bound, agree as follows:

1.   DEFINITIONS.

     For the purposes of this Agreement, the terms hereunder shall have the meanings as defined below:

     1.1 "AFFILIATE" means, with respect to any party, any entity controlling, controlled by, or under common control with such party, during and for such time as such control exists. For these purposes, "control" shall refer to the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities or other ownership interest of the relevant entity.

     1.2 "ALTERNATE SUPPLIER" has the meaning specified in SECTION 3.7(C).


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     1.3 "CAPTISOL" means the drug formulation technology marketed by CyDex as
CAPTISOL(R), also known scientifically as sulfobutylether (beta)(beta) cyclodextrin, sodium salt.

     1.4 "CAPTISOL DATA PACKAGE" means (a) all toxicology/safety and other relevant scientific safety data owned, licensed or developed by CyDex and its Affiliates; (b) all toxicology/safety and other relevant scientific data owned, licensed or developed by the licensees or sublicensees of CyDex or its Affiliates or other third parties (to the extent permitted in the applicable license or other agreements between CyDex and/or its Affiliates and such licensees, sublicensees or other third parties) on CAPTISOL alone (and not in conjunction with a product formulation); and (c) all CMC and manufacturing process data relating to the preparation of CAPTISOL, in each case to the extent necessary or useful for the formulation of the Licensed Product. For purposes of clarity, "CAPTISOL Data Package" shall include all dossier of data and information on CAPTISOL provided by CyDex under the Limited Clinical Use Agreement, including without limitation Material Safety Data Sheets, certificates of analysis, information on material stability and storage conditions, packaging, specifications, test methods, reference standards, and re-evaluation dates for CAPTISOL as well as known or expected adverse events related to the use of CAPTISOL.

     1.5 "CAPTISOL IMPROVEMENT" means any technology or improvement related to CAPTISOL, whether or not patentable, that is developed by Company or its Affiliates or Sublicensees, solely or jointly with a third party, during the Term in the course of exercising its rights or performing its obligations under this Agreement. "CAPTISOL Improvement" shall in no event include (i) any improvements to the composition of matter of the Licensed Product, (ii) a method of making or using the Licensed Product that does not relate to CAPTISOL or
(iii) any improvements in the composition of matter of the Compound.

     1.6 "CLAIM" has the meaning specified in SECTION 10.1.

     1.7 "CLINICAL GRADE CAPTISOL" means CAPTISOL which (a) has been manufactured under conditions of current good manufacturing practices for bulk excipients as set forth in U.S. Pharmacopoeia (1078) as of the Effective Date or any successor thereto, (b) is intended for use in humans, and (c) is intended for clinical trials for the Licensed Product.

     1.8 "PHASE II CLINICAL TRIAL" means a human clinical trial that is intended to initially evaluate the effectiveness of a Licensed Product in the targeted patient population for a particular indication or indications in human subjects with the disease or indication under study, as more fully defined in 21 C.F.R. 312.21(b).

     1.9 "PHASE III CLINICAL TRIAL" means a pivotal efficacy trial whose primary objective is to obtain a definitive evaluation of the therapeutic efficacy and safety of a Licensed Product in patients for the particular indication in question that is needed to evaluate the overall risk-benefit profile of a Licensed Product and to provide adequate basis for obtaining requisite Marketing Approval(s) and product labeling, as more fully defined in 21 C.F.R. 312.21(c).

     1.10 "COMMERCIAL GRADE CAPTISOL" means CAPTISOL which (a) has been manufactured under conditions of current good manufacturing practices for bulk excipients as set


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forth in U.S. Pharmacopoeia (1078) as of the Effective Date or any successor thereto, (b) is intended for use in humans, and (c) is intended for commercial sale of the Licensed Product.

     1.11 "COMMERCIAL LAUNCH DATE" means, in any particular country, the first sale of Licensed Product for commercial purposes for value by Company, its Affiliates or Sublicensees to a third party, but excluding the sale, transfer or disposition of any Licensed Product for (a) pre-clinical or animal studies and/or (b) for clinical use or for non-clinical testing required for clinical trials in preparation for submission or approval of a regulatory filing.

     1.12 "COMPOUND" means that certain pharmaceutical compound known as Zileuton, owned by or licensed to Company and developed and manufactured by or on behalf of Company.

     1.13 "CONFIDENTIAL INFORMATION" has the meaning specified in SECTION 8.1.

     1.14 "DETAILED FORECAST" has the meaning specified in SECTION 3.2(B).

     1.15 "DISCLOSING PARTY" has the meaning specified in SECTION 8.1 hereof.

     1.16 "DMF" means a Drug Master File for CAPTISOL, as currently filed, or as hereafter updated from time to time, by CyDex with the FDA.

     1.17 "FDA" means the United States Food and Drug Administration, or any successor thereto.

     1.18 "GENERIC COMPETITION" has the meaning specified in SECTION 4.1(D)(II).

     1.19 "IND" means an Investigational New Drug application, as defined in the United States Federal Food, Drug and Cosmetics Act and the regulations promulgated thereunder, or similar application filed with an equivalent regulatory body in another country.

     1.20 "INDEMNITEE" has the meaning specified in SECTION 10.4.

     1.21 "INDEMNITOR" has the meaning specified in SECTION 10.4.

     1.22 "LICENSED PATENTS" means all patents and patent applications in the Territory which claim CAPTISOL and which now or at any time during the Term are owned by or licensed to CyDex or any CyDex Affiliate with the right to sublicense, including any and all extensions, renewals, continuations, substitutions, continuations-in-part, divisions, patents-of-addition, reissues, reexaminations and/or supplementary protection certificates to any such patents. Set forth in EXHIBIT A attached hereto is a list of the Licensed Patents as of the Effective Date. Such Exhibit shall be updated by CyDex from time to time. Notwithstanding the foregoing, Licensed Patents expressly exclude patents and patent applications not applicable to the Licensed Product or the particular indication(s) for which the Licensed Product is being developed.

     1.23 "LICENSED PRODUCT" means the Compound combined with or formulated using CAPTISOL in an injectable dosage form/formulation for ultimate use in humans.

     1.24 "LOSSES" has the meaning set forth in SECTION 10.1.


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     1.25 "MARKETING APPROVAL" means final approval of an NDA by the FDA, or final approval of a comparable document filed with an equivalent health regulatory authority in any other country or in the European Union (using the centralized process or mutual recognition), including all required marketing, pricing or reimbursement approvals.

     1.26 "NDA" means a New Drug Application, as defined in the United States Federal Food, Drug and Cosmetics Act and the regulations promulgated thereunder, or similar application filed with an equivalent regulatory body in another country.

     1.27 "NET SALES" means gross amounts invoiced by Company, its Affiliates and Sublicensees for sales of the Licensed Product(s), less the following: (a) normal and customary trade, quantity and/or cash discounts, allowances and rebates actually allowed or given; (b) returns and credits actually allowed for rejections, defects or recalls of Licensed Product, outdated or returned Licensed Product, or because of rebates or retroactive price reductions; (c) freight, postage, shipping insurance and other transportation expenses (if separately identified on the invoice); and (d) sales, value-added, excise or use taxes, tariffs, duties and customs fees and other taxes imposed with respect to specific sales.

     1.28 "NOTICE OF DEFAULT" has the meaning specified in SECTION 13.2.

     1.29 "NOTICE OF TERMINATION" has the meaning specified in SECTION 13.2.

     1.30 "PFIZER" has the meaning specified in SECTION 8.5.

     1.31 "PURCHASE VOLUME LIMITATIONS" has the meaning specified in SECTION 3.2(C).

     1.32 "Q1", "Q2, "Q3", and "Q4" have the meanings specified in SECTION
3.2(B).

     1.33 "RECEIVING PARTY" has the meaning specified in SECTION 8.1.

     1.34 "RESEARCH GRADE CAPTISOL" means CAPTISOL which has not been manufactured under required conditions of current good manufacturing practices and is not suitable for use in humans, but which meets CyDex's specifications for Research Grade CAPTISOL.

     1.35 "SEC" has the meaning specified in SECTION 8.3.

     1.36 "SPECIFICATIONS" means the specifications for CAPTISOL set forth in EXHIBIT B hereto, as such may be amended from time to time pursuant to SECTION 3.4.

     1.37 "SUBLICENSEES" has the meaning specified in SECTION 2.3.

     1.38 "SUPPLY FAILURE" means a failure by CyDex to supply at least [**] percent ([**]%) of the quantities of CAPTISOL ordered by Company (provided such purchase order was within the limits of the Purchase Volume Limitations) in each of [**] consecutive calendar quarters, and CyDex does not cure such deficiency within [**] days after Company notifies CyDex in writing that the quantity of CAPTISOL due for delivery has not been delivered.


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     1.39 "TERM" has the meaning specified in SECTION 13.1.

     1.40 "TESTING METHODS" has the meaning specified in SECTION 3.5(A).

     1.41 "THIRD-PARTY MANUFACTURER" has the meaning specified in SECTION 3.6.

     1.42 "TERRITORY" means the entire world.

     1.43 "VOLUME THRESHOLD" has the meaning specified in SECTION 3.1.

2.   GRANT OF RIGHTS.

     2.1 LICENSE GRANTS FROM CYDEX TO COMPANY.

          (A) Licensed Patents. Subject to the terms and conditions of this Agreement, including but not limited to payment of the amounts set forth in
SECTION 4.1 below, CyDex hereby grants to Company an exclusive, nontransferable (except as permitted under SECTION 14.15) license during the Term under the Licensed Patents, solely to develop, make, have made, use, market, distribute, import, offer to sell and sell the Licensed Product in the Territory. Notwithstanding the foregoing, to the extent that any Licensed Patents are licensed to CyDex or its Affiliates by a third party on a non-exclusive basis, the license granted to Company in the foregoing sentence shall be exclusive as to CyDex and non-exclusive as to any third party. Company may not use, market or distribute the Licensed Product for any other purposes nor sublicense the Licensed Patents, except as expressly set forth in SECTIONS 2.3 and 2.4 below. Without limiting the generality of the foregoing, CyDex grants no rights to Company to manufacture, import, sell or offer to sell bulk CAPTISOL.

          (B) CAPTISOL Data Package. Subject to the terms and conditions of this Agreement, including but not limited to payment of the amounts set forth in
SECTION 4.1 below, CyDex hereby grants to Company a non-exclusive, nontransferable (except as permitted under SECTION 14.15) license during the Term under CyDex's right in and to the CAPTISOL Data Package, solely to develop, make, have made, use, market, distribute, import, offer to sell and sell the Licensed Product in the Territory. Company may not sublicense its rights to the CAPTISOL Data Package, except as expressly set forth in SECTIONS 2.3 and 2.4 below.

     2.2 GRANT OF LICENSE FROM COMPANY TO CYDEX. Subject to the terms and conditions of this Agreement, Company hereby grants to CyDex a nonexclusive, nontransferable (except as permitted under SECTION 14.15), perpetual (other than in the event of a termination of this Agreement), world-wide and royalty-free license, with the right to grant sublicenses, under Company's, its Affiliates' and Sublicensees' rights in and to CAPTISOL Improvements to develop, make, have made, use, market, distribute, import, offer to sell and sell any CAPTISOL Improvement and products formulated with any CAPTISOL Improvement (other than the Licensed Product during the Term and other than the Compound after the
Term). If Company or its Affiliates or Sublicensees file any patent application claiming CAPTISOL anywhere in the world, CyDex shall be deemed automatically to have a nonexclusive, transferable, perpetual (other than in the event of a termination of this Agreement), world-wide and royalty-free license, with the right to grant sublicenses through multiple tiers, under the claims relating specifically to CAPTISOL to make, have made, use, market, distribute, import, offer to sell and sell


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

CAPTISOL and all products formulated with CAPTISOL (in each case, other than the Licensed Product during the Term and other than the Compound after the Term). Company shall provide prompt notice of any such CAPTISOL Improvement, and shall notify and consult with CyDex at least [**] days prior to the filing of any such patent application claiming a CAPTISOL Improvement or claiming CAPTISOL. Notwithstanding any provision of this Agreement, Company does not grant CyDex any right to manufacture, import, sell or offer to sell any product containing the Compound.

     2.3 SUBLICENSING. Company shall have the right to grant sublicenses to its Affiliates and licensees of the Licensed Product (collectively "SUBLICENSEES") under the licenses granted to Company pursuant to SECTION 2.1; provided that each such sublicense shall be subject to, and consistent with, the terms and conditions of this Agreement, and shall provide that any such Sublicensee shall not further sublicense the rights granted to Company in this Agreement except on terms consistent with this SECTION 2.3. Other than as specifically provided in and this SECTION 2.3 and SECTION 2.4, Company shall not have the right to grant sublicenses to any third party under the licenses granted pursuant to SECTION 2.1.

     2.4 CONTRACTING. Company may manufacture the Licensed Product (but not the bulk CAPTISOL, except as set forth in SECTION 3.7) or contract the manufacture of the Licensed Product (but not the manufacture of bulk CAPTISOL, except as set forth in SECTION 3.7) with third party manufacturers. Company shall notify CyDex in writing of Company's intent to do so (such notice to include the identity and location of the proposed third party manufacturers). To the extent necessary to engage a third party manufacturer for the Licensed Product, Company shall be permitted under this Agreement to grant any such third party manufacturer a sublicense under the licenses granted to Company pursuant to SECTION 2.1 solely for such purposes; provided that each such sublicense shall be subject to, and consistent with, the terms and conditions of this Agreement, and shall provide that any such sublicense may not be further sublicensed by the third party manufacturer.

3.   MANUFACTURE AND SUPPLY OF CAPTISOL.

     3.1 PURCHASE OF CAPTISOL. Except as set forth in SECTION 3.7, Company agrees that Company and its Affiliates and Sublicensees shall purchase CAPTISOL exclusively from CyDex during the Term, and that they shall not manufacture (or have manufactured on their behalf) CAPTISOL without CyDex's prior written consent. CyDex agrees that CyDex shall produce (or have produced for it by a Third-Party Manufacturer in accordance with SECTION 3.6) and sell and deliver to Company one hundred percent (100%) of Company's and its Affiliates' and Sublicensees' requirements for CAPTISOL, during the Term and subject to the provisions of this Agreement and provided that in no event shall CyDex be obligated to supply to Company or its Affiliates or Sublicensees more than an aggregate quantity of [**] kilograms of CAPTISOL per year (the "VOLUME THRESHOLD"). Purchases of CAPTISOL may include Research Grade CAPTISOL, Clinical Grade CAPTISOL and/or Commercial Grade CAPTISOL. Company may place orders for CAPTISOL on behalf of its Affiliates and Sublicensees; provided, however that:
(a) Company shall instruct CyDex as to the location for the shipment thereof;
(b) Company shall guarantee payment to CyDex of all amounts payable with respect to all binding orders; and (c) if Company requests that CyDex deliver such orders to Company for re-delivery thereof by Company to its Affiliates or Sublicensees, Company shall comply with all applicable laws, rules


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and regulations applicable to the transportation of CAPTISOL from Company to its
Affiliates and Sublicensees.

     3.2 SUPPLY TERMS.

          (A) LONG-TERM FORECAST. No later than [**] months prior to the anticipated Commercial Launch Date by Company or its Affiliates or Sublicensees of a Licensed Product in any particular country, Company shall provide CyDex with a non-binding forecast setting forth Company's estimate of the required quantities of Commercial Grade CAPTISOL for each of the following [**] years. Such long-term forecast shall thereafter be updated by Company at least [**] every quarter.

          (B) BINDING DETAILED FORECAST. At least [**] calendar quarters prior to the first order of Commercial Grade CAPTISOL, Company shall deliver to CyDex a detailed rolling forecast setting forth Company's requirements and anticipated delivery schedules for Commercial Grade CAPTISOL for each calendar quarter during the succeeding [**] month period (the "DETAILED FORECAST"). For purposes of this Agreement, a calendar quarter means the consecutive three (3) month period ending March 31, June 30, September 30, and December 31, respectively. The parties acknowledge and agree that the first calendar quarter covered in the Detailed Forecast may be for a period less than the full three (3) month period but that each subsequent calendar quarter shall be for a full three (3) month period. The Detailed Forecast shall thereafter be updated by Company quarterly on a rolling basis, no later than the first day of each calendar quarter, so that each calendar quarter CyDex shall have been provided with a rolling Detailed Forecast for each calendar quarter during the twelve (12) month period commencing on the first day of the next calendar quarter following the date on which such Detailed Forecast is submitted. The Detailed Forecast shall be firm and binding on Company, subject to permissible variances set forth in SECTION 3.2(C) below, with respect to the first, second, and third calendar quarters covered by such updated Detailed Forecast ("Q1", "Q2", "Q3", respectively, and where the fourth calendar quarter shall be " Q4"). If Company fails to provide any updated Detailed Forecast in accordance with this SECTION 3.2(B), the Detailed Forecast last provided by Company shall be deemed to be Company's binding Detailed Forecast for the next succeeding twelve (12) month period.

          (C) DETAILED FORECAST VARIANCES.

               (I) FOR THE FIRST YEAR. During the first year in which Company orders Commercial Grade Captisol, each Detailed Forecast may modify the amount of Commercial Grade CAPTISOL estimated in the previous Detailed Forecast in accordance with the following limitations (the "PURCHASE VOLUME LIMITATIONS"):

                    (1) for the Q1 covered by such updated Detailed Forecast, and regardless of the quantity of Commercial Grade CAPTISOL forecasted in the Detailed Forecast provided that it does not exceed the Volume Threshold, then no change in excess of a [**] percent ([**]%) volume increase or decrease may be made to the forecast provided for the Q2 in the immediately preceding Detailed Forecast without the prior express written consent of CyDex;


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                    (2) for the Q2 covered by such updated Detailed Forecast,
and regardless of the quantity of Commercial Grade CAPTISOL forecasted in the Detailed Forecast provided that it does not exceed the Volume Threshold, then no change in excess of a [**] percent ([**]%) volume increase or decrease may be made to the forecast provided for the Q3 in the immediately preceding Detailed Forecast without the prior express written consent of CyDex; and

                    (3) for the Q3 covered by such updated Detailed Forecast, and regardless of the quantity of Commercial Grade CAPTISOL forecasted in the Detailed Forecast provided that it does not exceed the Volume Threshold, then no change in excess of a [**] percent ([**]%) volume increase or decrease may be made to the forecast provided for the Q4 in the immediately preceding Detailed Forecast without the prior express written consent of CyDex.

               (II) FOR SUBSEQUENT YEARS. After the first year in which Company orders Commercial Grade CAPTISOL, the Purchase Volume Limitations shall be determined in accordance with the following:

                    (1) for the Q1 covered by such updated Detailed Forecast, and regardless of the quantity of Commercial Grade CAPTISOL forecasted in the Detailed Forecast provided that it does not exceed the Volume Threshold, no change may be made to the forecast provided for the Q2 in the immediately preceding Detailed Forecast without the prior express written consent of CyDex;

                    (2) for Q2 covered by such updated Detailed Forecast:

                         A. if the quantity of Commercial Grade CAPTISOL
forecasted in the Detailed Forecast is less than [**] kilograms per calendar quarter, then no change in excess of a [**] percent ([**]%) volume increase or decrease may be made to the forecast provided for the Q3 in the immediately preceding Detailed Forecast without the prior express written consent of CyDex; and

                         B. if the quantity of Commercial Grade CAPTISOL
forecasted in the Detailed Forecast is equal to or greater than [**] kilograms per calendar quarter but less than the Volume Threshold, then no change in excess of a [**] percent ([**]%) volume increase or decrease may be made to the forecast provided for the Q3 in the immediately preceding Detailed Forecast without the prior express written consent of CyDex.

                    (3) for Q3 covered by such updated Detailed Forecast:

                         A. if the quantity of Commercial Grade CAPTISOL
forecasted in the Detailed Forecast is less than [**] kilograms per calendar quarter, then no change in excess of a [**] percent ([**]%) volume increase or decrease may be made to the forecast provided for the Q4 in the immediately preceding Detailed Forecast without the prior express written consent of CyDex; and

                         B. if the quantity of Commercial Grade CAPTISOL
forecasted in the Detailed Forecast is equal to or greater than [**] kilograms per calendar quarter but less than the Volume Threshold, then no change in excess of a [**] percent ([**]%) volume


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increase or decrease may be made to the forecast provided for the Q4 in the immediately preceding Detailed Forecast without the prior express written consent of CyDex.

          (D) PURCHASE ORDERS. Together with each Detailed Forecast provided under SECTION 3.2(B) above, Company shall place a firm purchase order with CyDex in a form mutually agreed upon by the parties, for Company's order of Commercial Grade CAPTISOL for Q1 delivery consistent with the Detailed Forecast. Each purchase order, for all grades of CAPTISOL, shall specify: (i) the grade of CAPTISOL ordered (i.e., Commercial Grade CAPTISOL, Clinical Grade CAPTISOL or Research Grade CAPTISOL); (ii) quantities; (iii) delivery dates; and (iv) reasonable shipping instructions. CyDex shall use commercially reasonable efforts to comply with Company's requested delivery dates; provided, however, that the purchase order is received by CyDex at least [**] days prior to the stipulated delivery date. No purchase order shall be binding upon CyDex until accepted by CyDex in writing. CyDex shall accept such orders for Commercial Grade CAPTISOL from Company to the extent that the quantities of CAPTISOL ordered do not exceed the Purchase Volume Limitations. CyDex shall not be obligated to accept such orders to the extent that the quantities of Commercial Grade CAPTISOL ordered exceed the Purchase Volume Limitations, but CyDex shall use good faith efforts to fill such orders for such excess quantities from available supplies. If CyDex, despite the use of good faith efforts, is unable to supply such quantities that exceed the Purchase Volume Limitations to Company, such inability to supply shall not be deemed to be a breach of this Agreement by CyDex or a failure (including a Supply Failure) by CyDex to supply for any purpose. CyDex shall notify Company within [**] business days after its receipt of Company's purchase order of its ability to fill any amounts of such order, whether in excess of the Purchase Volume Limitations or not, which notice shall include an explanation in reasonable detail of the reason for CyDex's inability to comply with a particular order that does not exceed the Purchase Volume Limitations and CyDex's proposed course of action for remedying such failure. If any purchase order or other document submitted by Company hereunder or any other document passing between the parties contains terms or conditions in addition to or inconsistent with the terms of this Agreement, the terms of this Agreement shall control and prevail and such additional or inconsistent terms are hereby expressly rejected.

     3.3 DELIVERY. CyDex shall deliver to Company or Company's designee each order of CAPTISOL, packed for shipment in accordance with CyDex's customary practices and the Specifications, EXW (Incoterms 2000) CyDex's production point or storage facilities. Title and risk of loss and/or damage to CAPTISOL shall pass to Company upon delivery of CAPTISOL to Company or Company's designee at CyDex's production point or storage facilities. If any quantities actually delivered to Company or Company's designee pursuant to an accepted purchase order may vary from the quantities reflected in such purchase order by up to [**] percent ([**]%) and still be deemed to be in compliance with such purchase order; provided, however, that Company shall only be invoiced and required to pay for the quantities of CAPTISOL that CyDex actually delivers to Company or Company's designee. Subject to the Company's rights to use an Alternate Supplier in the event of a Supply Failure as provided in SECTION 3.7, CyDex will use commercially reasonable efforts to include, in the next shipment of CAPTISOL to Company, any quantities ordered pursuant to an accepted purchase order but not delivered.


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

     3.4 MODIFIED SPECIFICATIONS. CyDex shall have the right to change the Specifications from time to time during the Term. In such event, CyDex shall give Company at least [**] days notice of such change and, if requested by Company, shall provide to Company the right to purchase an amount of CAPTISOL not greater than a [**]-year supply prior to such change in Specifications if such change impacts the Company's regulatory efforts related to the Licensed Product or commercial sale of the Licensed Product. Company shall cooperate with CyDex to have such change approved by all regulatory agencies having jurisdiction. In addition, if any regulatory agency having jurisdiction or cGMP requires CyDex to implement any changes to the Specifications, CyDex shall use all reasonable efforts to make such changes. In each case, CyDex shall promptly (but in all cases within a reasonable period of time in advance of the anticipated implementation of such change to reasonably allow Company to evaluate the consequences of such change) advise Company as to any lead-time changes or other terms that may result from a change to the Specifications. CyDex shall be responsible for all costs incurred by CyDex arising from any change requested by CyDex and not otherwise required by cGMP or any regulatory authority (other than Company's cost to purchase any additional supply of CAPTISOL). Company shall be responsible for all costs incurred by CyDex (including without limitation costs incurred for materials already purchased by CyDex or its Third-Party Manufacturer expressly for Company, its Affiliates or Sublicensees, in each case solely to the extent that such materials can not be redeployed or sold to other customers at or above their actual cost) related to implementing any change in Specifications that is (a) requested by Company or
(b) required by cGMP or any regulatory authority specifically to the Licensed Product (i.e., is not a change made generally with respect to CAPTISOL for all products using CAPTISOL as a component).

     3.5 QUALITY CONTROL; ACCEPTANCE AND REJECTION.

          (A) QUALITY CONTROL. CyDex shall conduct or have conducted quality control testing of CAPTISOL prior to shipment in accordance with the Specifications and other CyDex-approved quality control testing procedures (the "TESTING METHODS"). CyDex shall retain or have retained accurate and complete records pertaining to such testing. Each shipment of CAPTISOL hereunder shall be accompanied by a certificate of analysis and a statement of cGMP compliance for bulk excipients for each lot of CAPTISOL therein.

          (B) TEST METHODS. CyDex shall provide to Company copies of all CAPTISOL Testing Methods to allow the Company to conduct incoming testing in accordance with CyDex's quality control requirements.

          (C) ACCEPTANCE TESTING. Company shall have a period of [**] days from the date of receipt to test or cause to be tested CAPTISOL supplied under this Agreement. Company or its designee shall have the right to reject any shipment of CAPTISOL that does not conform with the Specifications at the time of delivery pursuant to SECTION 3.3 hereof when tested in accordance with the Testing Methods. All shipments of CAPTISOL shall be deemed accepted by Company unless CyDex receives written notice of rejection from Company within such [**] day period describing the reasons for the rejection in reasonable detail. Once a delivery of CAPTISOL is accepted or deemed accepted hereunder, Company shall have no recourse against CyDex in the event CAPTISOL is subsequently deemed unsuitable for use for any reason, except as provided in SECTION 3.5(E) and
SECTION 10.1 below.

          (D) CONFIRMATION. After its receipt of a notice of rejection from Company pursuant to SECTION 3.5(C) above, CyDex shall notify Company as soon as reasonably practical whether it accepts Company's basis for rejection and Company shall cooperate with CyDex in determining whether such rejection was necessary or justified. If the parties are unable to agree as to whether a shipment of CAPTISOL supplied by CyDex or its Third-Party Manufacturer hereunder meets the Specifications, such question shall be submitted to an independent quality control laboratory mutually agreed upon by the parties. The findings of such independent laboratory shall be binding upon the parties. The cost of the independent quality control laboratory shall be borne by the party whose results are shown by such laboratory to have been incorrect.

          (E) LATENT DEFECTS. As soon as either party becomes aware of a Latent Defect in any shipment of CAPTISOL, but in any case within [**] days of learning of such Latent Defect, it shall immediately notify the other party, and such shipment of CAPTISOL shall be deemed rejected as of the date of such notice, subject to the provisions of SECTION 3.5(D) above relating to testing by an independent quality control laboratory in cases of disputes. Notwithstanding the foregoing, Company shall have no right to reject or return, and CyDex shall have no obligation to refund or replace, any CAPTISOL that has a Latent Defect if such Latent Defect was identified by Company later than [**] months after the date of delivery of such CAPTISOL. For purposes of this SECTION 3.5(E), "Latent Defect" means a failure of the shipment of CAPTISOL to conform in all material respects with the Specifications, which non-conformities were not discovered upon reasonable and customary physical inspection and incoming quality assurance testing carried out by Company or its designee on samples of such shipment of CAPTISOL.

          (F) RETURN OR DESTRUCTION OF REJECTED SHIPMENTS. Company may not return or destroy any batch of CAPTISOL until it receives written notification from CyDex that CyDex does not dispute that the batch fails to meet the Specifications. CyDex will indicate in its notice either that Company is authorized to destroy the rejected batch of CAPTISOL or that CyDex requires return of the rejected CAPTISOL. Upon written authorization from CyDex to do so, Company shall promptly destroy the rejected batch of CAPTISOL and provide CyDex with written certification of such destruction. Upon receipt of CyDex's request for return, Company shall promptly return the rejected batch of CAPTISOL to CyDex. In each case, CyDex will be responsible for all documented, reasonable costs incurred by Company for the destruction or return of the rejected CAPTISOL.

          (G) REFUND OR REPLACEMENT. Company shall not be required to pay any invoice with respect to any shipment of CAPTISOL properly rejected pursuant to this SECTION 3.5. Notwithstanding the foregoing, Company shall be obligated to pay in full for any rejected shipment of CAPTISOL that is subsequently determined by an independent quality control laboratory mutually agreed by the parties under SECTION 3.5(D) above to meet the Specifications, irrespective of whether Company has already paid CyDex for a replacement shipment. If Company pays in full for a shipment of CAPTISOL and subsequently properly rejects such shipment in accordance with this SECTION 3.5, Company shall be entitled, upon confirmation that such shipment failed to meet the Specifications in all material respects, at Company's option, either: (i) to a refund or credit equal to the purchase price paid with respect to such rejected shipment; or (ii) to require CyDex to replace such rejected shipment at no additional cost to Company. Company acknowledges and agrees that, except for the indemnification obligations set forth in SECTION 10.1 below, Company's rights to a payment or replacement as described in this SECTION 3.5(G) shall be Company's sole and exclusive remedy, and CyDex's sole liability, with respect to non-conforming CAPTISOL delivered hereunder.

          (H) EXCEPTIONS. Company's rights of rejection, return, refund and replacement set forth in this SECTION 3.5 shall not apply to any CAPTISOL that is non-conforming due to damage (i) caused by Company, its Affiliates or Sublicensees or their respective employees or agents, including but not limited to, misuse, neglect, improper storage, transportation or use beyond any dating provided or (ii) that occurs subsequent to delivery of such CAPTISOL to the carrier at the point of origin, including but not limited to any damage caused thereafter by accident, fire or other hazard (unless such damage is attributable to CyDex's or its Third Party Manufacturer's negligence or willful misconduct), and CyDex shall have no liability or responsibility to Company with respect thereto.

     3.6 FACILITIES AND INSPECTIONS. Without limiting CyDex's responsibility under this Agreement, CyDex shall have the right at any time to satisfy its supply obligations to Company hereunder either in whole or in part through arrangements with third parties engaged to perform services or supply facilities or goods in connection with the manufacture or testing of CAPTISOL (each, a "THIRD-PARTY MANUFACTURER"). CyDex shall give Company prior written notice of any such arrangement, provided, the parties hereby acknowledge and agree that, as of the Effective Date, The Hovione Group is a Third-Party Manufacturer. CyDex shall permit no more than [**] of Company's authorized representatives, during normal working hours and upon reasonable prior notice to CyDex but in no event less than [**] days prior notice, to inspect that portion of all CyDex facilities utilized for the manufacture, preparation, processing, storage or quality control of CAPTISOL or such facilities of any Third-Party Manufacturer, no more frequently than [**] per calendar year (unless the inspection reveals material deficiencies or concerns which require additional follow-up inspections, including without limitation, noncompliance with Specifications or any applicable law). If such inspection is of the facilities of a Third-Party Manufacturer, Company shall pay CyDex's cost of inspection (as of the Effective Date, [**] Dollars ($[**]) per person per day). Company's authorized representatives shall be accompanied by CyDex personnel at all times, shall be qualified to conduct such manufacturing audits, and shall comply with all applicable rules and regulations relating to facility security, health and safety. The results of such inspection shall be deemed Confidential Information of CyDex, which shall be governed by the terms of SECTION 8 (Confidentiality) hereof. In no event shall any such manufacturing audit exceed [**] days in duration. Company shall ensure that its authorized representatives conduct each manufacturing audit in such a manner as to not interfere with the normal and ordinary operation of CyDex or its Third-Party Manufacturer. Except as expressly set forth in this SECTION 3.6, neither Company nor its Affiliates, Sublicensees or their respective employees or representatives shall have access to CyDex's facilities or the facilities of any Third-Party Manufacturer. CyDex shall inform Company of any regulatory inspection that may impact CAPTISOL or the Licensed Product and shall provide Company with a summary of the outcome of such inspection or a copy of any Form 483 or other letter of deficiency received from a regulatory agency inspection.

     3.7 INABILITY TO SUPPLY.

          (A) NOTICE. CyDex shall notify Company if CyDex is unable to supply the quantity of (i) Commercial Grade CAPTISOL ordered by Company in accordance with the Purchase Volume Limitations set forth in SECTION 3.2(C) or (ii) Research Grade CAPTISOL or Clinical Grade CAPTISOL ordered by Company as set forth in SECTION 3.2(D) above: (1) within [**] business days after CyDex's receipt of a purchase order from Company as provided in SECTION 3.2(D); or (2) immediately upon becoming aware of an event of force majeure or any other event that would render CyDex unable to supply to Company the quantity of CAPTISOL that CyDex is required to supply hereunder.

          (B) ALLOCATION. Subject to SECTION 3.7(C), If CyDex is unable to supply to Company the quantity of CAPTISOL that CyDex is required to supply hereunder, CyDex (i) shall allocate its available CAPTISOL among Company and any other purchasers of CAPTISOL with which CyDex then has an on-going contractual relationship, in proportion to the quantity of CAPTISOL for which each of them has orders pending at such time and (ii) shall take all reasonable steps necessary to minimize supply delays. The supply allocation provided in this
SECTION 3.7(B) shall be CyDex's sole obligation and Company's sole and exclusive remedy for any supply shortage.

          (C) ALTERNATE SUPPLIERS. Notwithstanding anything in the foregoing to the contrary, in the event of a Supply Failure, Company shall have the right to purchase from one or more alternate suppliers ("ALTERNATE SUPPLIERS") its requirements for sulfobutylether (beta)(beta) cyclodextrin, sodium salt, to the extent necessary to replace CAPTISOL not provided by CyDex due to the Supply Failure, until such time as CyDex reasonably demonstrates that CyDex is able to resume manufacture and supply of CAPTISOL hereunder, provided, that Company shall not be obligated to purchase any of its requirements from CyDex until Company has fulfilled all obligations or commitments, if any, undertaken by Company in connection with Company's arrangements with the Alternate Suppliers.

4.   COMPENSATION.

     4.1 PAYMENTS AND ROYALTIES FOR LICENSES.

          (A) ONE-TIME FEE. Company shall pay to CyDex a non-refundable, non-creditable, one-time fee of FIFTY THOUSAND U.S. DOLLARS ($50,000) in partial consideration of the rights granted Company under this Agreement, which amount shall be due and payable in full upon the Effective Date.

          (B) MILESTONE PAYMENTS ASSOCIATED WITH DEVELOPMENT AND REGULATORY APPROVAL. Within [**] days following the occurrence of each of the milestone events listed below with respect to the Licensed Product, Company shall provide written notice to CyDex of the achievement of such milestone event, and within [**] days of the occurrence of each of the milestone events, pay to CyDex the applicable non-refundable milestone fee listed next to each such event in further consideration of the rights granted Company hereunder. The milestone payments are as follows:

                   MILESTONE                     MILESTONE PAYMENT IN US DOLLARS
                   ---------                     -------------------------------
First dosing of the first patient in the first
Phase III Clinical Trial                                      $[**]

Filing NDA for Licensed Product with the
FDA in the United States                                      $[**]

FDA's Approval of NDA for Licensed Product                    $[**]

          (C) MILESTONE PAYMENTS ASSOCIATED WITH SALES PERFORMANCE OF LICENSED PRODUCT Within [**] days following the occurrence of each of the milestone events listed below with respect to the Licensed Product, Company shall provide written notice to CyDex of the achievement of such milestone event, and within [**] days of the occurrence of each of the milestone events, pay to CyDex the applicable non-refundable milestone fee listed next to each such event in further consideration of the rights granted Company hereunder. The milestone payments are as follows:

                   MILESTONE                     MILESTONE PAYMENT IN US DOLLARS
                   ---------                     -------------------------------
One-time, Non-refundable Payment upon
aggregate Sales for Licensed Product on a
Worldwide Basis of US$[**] in a 12-month
period                                                        $[**]

One-time, Non-refundable Payment upon
aggregate Sales for Licensed Product on a
Worldwide Basis of US$[**] in a 12-month
period                                                        $[**]

     All Milestones associated with SECTIONS 4.1(A), 4.1(B) and 4.1(C), shall be payable upon the occurrence of the triggering event (provided such triggering event occurs during the term of this Agreement), regardless of the date at which each of these events takes place. For purposes of clarity, each milestone payment under SECTION 4.1(A), 4.1(B) and 4.1(C) is a one-time payment (i.e., not a one time per-Licensed Product payment) so that the total fees payable by Company pursuant to SECTIONS 4.1(A), 4.1(B) and 4.1(C) shall not exceed $2,975,000. It is explicitly agreed and understood that all milestone payment obligations shall survive the expiration of this Agreement, and shall be payable in full and within the timeframe stated above if the Licensed Product achieves such milestones regardless of the expiration of any of the Licensed Patents. Further, it is explicitly agreed and understood that Company shall be responsible for any payments related to achievement of any milestones which have accrued prior to the effective date of termination or expiration of this Agreement. It is explicitly agreed and understood that if the Agreement is terminated, the Company shall have no milestone payment obligations at all other than for any milestones that were achieved prior to termination of the Agreement.

          (D) ROYALTIES.

               (I) In addition to amounts payable pursuant to SECTIONS 4.1(A) and 4.1(B) and 4.1(C) above, and subject to the reduction set forth in SECTION 4.1(D)(III) below,

Company shall pay to CyDex a royalty on Net Sales on the Licensed Product at the rate(s) specified below, payable on a quarterly basis:

ANNUAL NET SALES TIER OF LICENSED PRODUCT ON   ROYALTY RATE BEFORE    ROYALTY RATE AFTER
A WORLDWIDE BASIS IN US DOLLARS                GENERIC COMPETITION   GENERIC COMPETITION
--------------------------------------------   -------------------   -------------------
Net Sales < $[**]                                     [**]%                 [**]%
$[**] < or = Net Sales < $[**]                        [**]%                 [**]%
$[**] < or = Net Sales                                [**]%                 [**]%

For purposes of clarity, royalties on Net Sales of Licensed Product in a calendar year shall be determined by applying the applicable tiered royalty rate corresponding to incremental Net Sales. For example, if, during a calendar year, worldwide Net Sales with respect to Licensed Product were equal to $[**], royalties payable pursuant to clause (d)(i) above (assuming no Generic Competition) would, subject to the other provisions of this Agreement, equal $[**] (calculated as $[**] multiplied by [**]%, $[**] multiplied by [**]%, and $[**] multiplied by [**]%).

               (II) "GENERIC COMPETITION " will be defined as the earlier of :
(a) a bona fide generic version of CAPTISOL available for purchase in the United States, which the FDA accepts as a straight substitute for branded CAPTISOL; (b) a bona fide generic version of the Licensed Product within the Territory on a country-by-country basis; and (c) the fifth anniversary of the Commercial Launch Date of Licensed Product within the Territory on a country-by-country basis.

               (III) The royalty payments owed by Company to CyDex will reduce to zero for sales in each country where Licensed Product is commercialized at the later of: (a) the expiry of the last relevant patent in the Licensed Patents that claims CAPTISOL in the country, or (b) the tenth anniversary of the Commercial Launch Date of Licensed Product in that country. Upon expiration of Company's royalty obligations hereunder, the licenses granted to Company under
SECTION 2.1 shall become fully paid-up, perpetual and irrevocable.

               (IV) In establishing the royalty structure hereunder, the parties recognize, and Company acknowledges, the substantial value of the various obligations being undertaken by CyDex under this Agreement, in addition to the grant of the licenses under the Licensed Patents and CAPTISOL Data Package, to enable the rapid and effective market introduction of the Licensed Product in the Territory. The parties have agreed to the payment structure, including without limitation the royalty payments, set forth herein as a convenient and fair mechanism to compensate CyDex for these obligations.

     4.2 PRICING FOR CAPTISOL.

          (A) PRICING. The purchase prices for CAPTISOL are as specified in EXHIBIT C attached hereto. CyDex reserves the right to increase the purchase prices set forth on EXHIBIT C on each January 1 during the Term, by written notice to Company, by a percentage equal to the aggregate percentage increase, if any, in the Producer Price Index PCU325412 (Pharmaceutical preparations) as reported by the Bureau of Labor Statistics, U.S. Department of Labor ("Price

Index"), for the 12-month period ending December 31 of the prior year, using the year 2007 as the initial base year from which to apply price changes based on the Price Index. The minimum order for Commercial Grade CAPTISOL shall be [**] kilograms prior to the Commercial Launch Date and [**] kilograms after the Commercial Launch Date. Notwithstanding the foregoing, if Company fails to place a firm purchase order in any Q1 for a quantity of Commercial Grade CAPTISOL equal to or greater than the quantity of Commercial Grade CAPTISOL that Company is obligated to purchase pursuant to the applicable Detailed Forecast, then CyDex shall invoice, and Company shall be obligated to pay, the difference in the amount of CAPTISOL that Company did purchase in such quarter and the amount of CAPTISOL that Company was obligated to purchase pursuant to the Detailed Forecast for such Q1.

          (B) INVOICING; PAYMENT. CyDex shall invoice Company upon shipment of each order of CAPTISOL. All invoices shall be sent to the address specified in the applicable purchase order, and each invoice shall state the purchase price for CAPTISOL in such shipment, plus any insurance, taxes, shipping costs or other costs incidental to such purchase or shipment initially paid by CyDex but to be borne by Company hereunder; provided, however, that if such insurance, taxes, shipping costs or other costs incidental to such purchase or shipment initially paid by CyDex but to be borne by Company are not known at the time CyDex invoices Company for the purchase price for the CAPTISOL ordered by Company, CyDex may invoice such costs at a later date. Payment of such invoices shall be made within [**] days after the date of receipt thereof.

     4.3 CURRENCY. All amounts due hereunder are stated in, and shall be paid in, U.S. dollars. Net Sales based on foreign revenue will be converted to U.S. dollars at the rate of exchange published in Reuters Daily Rate Report or The Wall Street Journal, Eastern U.S. Edition on the last day of each calendar quarter. Company shall provide CyDex, together with each royalty payment owed pursuant to SECTION 4.1(D) above, a schedule detailing the calculation of Net Sales resulting from the conversion of foreign revenue to U.S. dollars as set forth herein.

     4.4 TAXES. All amounts due hereunder exclude all applicable sales, use, and other taxes, and Company will be responsible for payment of all such taxes (other than taxes based on CyDex's income), fees, duties, and charges, and any related penalties and interest, arising from the payment of amounts due hereunder or the sublicense or license, as the case may be, under the Licensed Patents hereunder. Company shall make all payments to CyDex hereunder free and clear of, and without reduction for, any withholding taxes; any such taxes imposed on payments of amounts to CyDex hereunder will be Company's sole responsibility, and Company will provide CyDex reasonable documentation, or such other evidence as CyDex may reasonably request, to establish that such taxes have been paid. Company shall indemnify and hold CyDex harmless from any and all such taxes and any actions brought against CyDex by any taxing authority with respect Company's failure to pay any such taxes which Company is obligated to pay hereunder.

     4.5 LATE PAYMENTS. Unpaid balances not subject to a reasonable, good-faith dispute by Company shall accrue interest, from due date until paid, at a rate equal to the lesser of (i) the prime rate, as reported in The Wall Street Journal, Eastern U.S. Edition, on the date such payment is due, plus an additional two percent (2%) or (ii) the maximum rate permitted under applicable law. If any amount due hereunder and not subject to a reasonable, good-faith dispute by Company remains outstanding for more than [**] days after its due date, CyDex may, in addition to any other rights or remedies it may have, refuse to ship CAPTISOL hereunder except upon payment by Company in advance.

5.   RECORDS; REPORTS; AUDIT.

     5.1 RECORDS. During the Term and for a period of [**] years thereafter, Company shall, and shall require its Affiliates and Sublicensees to maintain complete and accurate records relating to Net Sales of Licensed Product.

     5.2 REPORTS. Within [**] calendar days following the conclusion of each calendar quarter during the Term, Company shall provide CyDex with written reports with respect to such calendar quarter that set forth in reasonable detail information regarding Company's, its Affiliates' and Sublicensees' Net Sales of the Licensed Product in the Territory during such calendar quarter so as to enable the calculation of the royalty payments due hereunder.

     5.3 AUDIT. During the Term and for a period of [**] years thereafter, CyDex shall have the right, during normal business hours and upon reasonable notice, to inspect and audit Company's, its Affiliates' and Sublicensees' records relevant to Net Sales, but no more often than [**] per year. The costs of such audits shall be borne solely by CyDex; provided, however, that in the event such an audit reveals either a failure by Company to pay any applicable milestone payment due or an underpayment by Company of royalties owed hereunder of more than five percent (5%), Company shall immediately (i) pay CyDex all amounts by which Company has underpaid CyDex as revealed by the audit, plus interest accrued thereon (from the applicable original due date) at the rate set forth in
SECTION 4.5 above and (ii) reimburse CyDex for the costs of such audit. In the event that an audit reveals that Company's payments are in excess of those required under this Agreement, CyDex shall credit the amount of such overpayment plus interest accrued thereon (from the applicable original payment date) towards any amounts payable by Company to CyDex under this Agreement within [**] days of such audit, and shall promptly remit to Company any portion of such overpayment which has not been credited within such [**] day period. All information concerning royalty payments and reports, and any information learned in the course of any audit or inspection under this SECTION 5.3, shall be deemed to be Confidential Information of Company, subject to the terms and provisions of SECTION 8 (Confidentiality) below, except to the extent necessary for CyDex to enforce its rights under this Agreement.

6.   DEVELOPMENT AND COMMERCIALIZATION BY COMPANY

     6.1 DILIGENCE. Company agrees that, during the Term, it will use (whether directly or through Affiliates or Sublicensees) commercially reasonable efforts to develop and commercialize Licensed Product in the Territory. For purposes of this SECTION 6.1, "COMMERCIALLY REASONABLE EFFORTS" shall mean efforts that are at least as great as those efforts and resources used by a similarly situated biotechnology company for a product at a similar stage in its development or product life and with similar market potential, taking into account efficacy, safety, approved labeling, the competitiveness of alternative products or technologies in the marketplace, the patent and other proprietary position of the product, the likelihood of regulatory approval, the profitability of the product, alternative products and other relevant factors. The parties acknowledge and agree that Company has not yet determined whether or not it will use CAPTISOL to develop or commercialize the Compound. If the Company decides not to use CAPTISOL in the commercialization of the Compound, it will so notify CyDex in writing, and subject to all binding commitments made under this Agreement prior to CyDex's receipt of such notice, Company may terminate this Agreement.

     6.2 COSTS AND EXPENSES. Company shall be solely responsible for all costs and expenses related to its development and commercialization of the Licensed Product, including without limitation costs and expenses associated with all preclinical activities and clinical trials, and all regulatory filings and proceedings relating to the Licensed Product.

     6.3 PRECLINICAL IN VIVO STUDIES. If Company wishes to conduct any preclinical in vivo study utilizing CAPTISOL in the Licensed Product as a single agent at doses greater than those set forth in EXHIBIT D, Company shall notify CyDex of any such study and of the protocol therefor in writing at least [**] days prior to commencing such study. If CyDex determines in its reasonable good faith determination that such study would materially adversely affect a product utilizing CAPTISOL, CyDex shall notify Company within [**] days of receipt of such notice and protocol from Company, and the parties shall discuss and attempt to resolve the matter in good faith. If the parties cannot resolve such matter within [**] days after CyDex notifies Company of such determination, then the dispute shall be presented to the chief executive officer of each party, or his or her respective designee, for resolution. If the parties' chief executive officers, or their respective designees, cannot resolve the dispute within [**] days of being requested by a party to resolve such dispute, either party may initiate a short-form arbitration proceeding pursuant to SECTION 14.4(B) (Short-Form Arbitration) below. If CyDex determines in its reasonable good faith determination that such study would not materially adversely affect a product utilizing CAPTISOL, CyDex shall notify Company within [**] days following receipt of Company's notice. Company agrees to (i) promptly inform CyDex if any adverse effects are observed and ascribed to CAPTISOL in any study conducted under this SECTION 6.3, and (ii) provide CyDex with copies of the final and full reports of all studies conducted under this SECTION 6.3, promptly upon completion thereof, which reports shall be deemed Confidential Information of Company which is subject to the terms of SECTION 8 hereunder.

     6.4 RIGHT OF REFERENCE. Company shall have the right to reference the DMF and any other CyDex regulatory documents related to CAPTISOL which are on file with applicable regulatory authorities solely in connection Company's regulatory filings submitted in connection with developing the Licensed Product under an IND or obtaining Marketing Approval for the Licensed Product.

     6.5 ACCESS TO COMPANY'S DATA. CyDex shall have the right to reference and utilize all toxicology/safety and other relevant scientific data developed on CAPTISOL alone (and not in conjunction with a product formulation) by Company, its Sublicensees or Affiliates in connection with CyDex's development and commercialization of CAPTISOL or compounds, at no cost to CyDex. Upon request by CyDex, Company shall either provide CyDex with a copy of all such data or shall make such data accessible to CyDex at such times and locations mutually agreed upon by the parties.

7.   REGULATORY MATTERS.

     7.1 CAPTISOL INFORMATION SUBMITTED FOR REGULATORY REVIEW. Except as otherwise set forth herein, Company shall be solely responsible for all communications with regulatory agencies in connection with the Licensed Product and CyDex shall not, without Company's consent, correspond or communicate with any regulatory agency regarding the Licensed Product. CyDex shall, as soon as practicable after any contact with or receipt of any communication from any regulatory authority regarding Licensed Product, forward a copy or description of the same to Company. Notwithstanding the foregoing, Company shall provide CyDex with copies of the portions of all regulatory submissions containing CAPTISOL data alone (and not in conjunction with any product formulation) [**] days prior to submission and shall allow CyDex to review and comment upon said submissions. If CyDex determines in its reasonable good faith determination that any such submission would materially adversely affect a product utilizing CAPTISOL, CyDex shall notify Company within [**] days of receipt of such submission, and the parties shall discuss and attempt to resolve the matter in good faith. If the parties cannot resolve such matter within [**] days after CyDex notifies Company of such a determination, then the dispute shall be presented to the chief executive officer of each party, or his or her respective designee, for resolution. If the parties' chief executive officers, or their respective designees, cannot resolve the dispute within [**] days of being requested by a party to resolve such dispute, either party may initiate a short-form arbitration proceeding pursuant to SECTION 14.4(B) below. Company shall inform CyDex of meetings with the FDA (or other regulatory agencies in the Territory) regarding the Licensed Product [**] days prior to such event, or as soon as possible if the FDA, or other regulatory body, requests a meeting with less than [**] days notice, and shall provide CyDex a detailed summary of the minutes of any such meeting to the extent such minutes relate to CAPTISOL. If Company submits written responses to the FDA that include data on CAPTISOL alone, CyDex shall be permitted to review such written materials prior to submission. Such responses shall be provided by the Company to CyDex [**] days prior to submission. CyDex shall respond with comments to Company within [**] days. If CyDex does not provide comments within [**] business days, Company will interpret such non-response as agreement to the proposed response by Company. If CyDex reasonably objects to the contents of such written responses relating to CAPTISOL, the parties agree to cooperate in working toward a reasonable and mutually agreeable response; provided, however, that Company shall have final decision-making authority with respect to the content of any IND or NDA for Licensed Products (subject to the limitations set forth in this SECTION 7.1 concerning data solely concerning CAPTISOL), and with respect to the submission of such IND or NDA.

     7.2 MATERIAL SAFETY. CyDex shall provide Company, in writing, from time to time, with (a) relevant information currently known to it regarding handling precautions, toxicity and hazards with respect to CAPTISOL, and (b) the then-current material safety data sheet for CAPTISOL. Notwithstanding the foregoing or anything in this Agreement to the contrary, Company is solely responsible for (i) use of all documentation provided by CyDex, including without limitation, use in any regulatory submission to the FDA or any other regulatory agency in the Territory, (ii) document control and retention, and
(iii) determining the suitability of any documentation provided by CyDex hereunder for use in any regulatory submission.

     7.3 ADVERSE EVENT REPORTING. Each party shall adhere, and shall require that its Affiliates, Sublicensees, co-marketers and distributors adhere, to all requirements of applicable law and regulations that relate to the reporting and investigation of any adverse event, including without limitation an unfavorable and unintended diagnosis, symptom, sign (including an abnormal laboratory finding), syndrome or disease, whether or not considered CAPTISOL or Licensed Product-related, which occurs or worsens following administration of CAPTISOL or Licensed Product. Each party shall provide the other party with copies of all reports of any such adverse event which is serious (any such adverse event involving CAPTISOL or the Licensed Product that results in death, is life-threatening, requires or prolongs inpatient hospitalization, results in disability, congenital anomaly or is medically important (i.e., may require other medical or surgical intervention to prevent other serious criteria from occurring)) which either party has reason to believe are associated with CAPTISOL within [**] business days following (i) submission of any such report to any regulatory agency, or (ii) receipt from such party's Sublicensee, co-marketer or distributor of any such report to any regulatory agency. Company shall also advise CyDex regarding any proposed labeling or registration dossier changes affecting CAPTISOL. Reports from Company shall be delivered to the attention of the Chief Executive Officer, CyDex, with a copy to the Director, Quality Control, CyDex, at the address set forth in SECTION 14.7 (Notices). CyDex shall inform Company within [**] business days of any adverse events following administration of CAPTISOL of which CyDex learns in accordance with CyDex's obligations as a supplier of CAPTISOL, and provide Company with copies of all relevant reports. The parties shall mutually cooperate with regard to investigation of any such serious adverse event, whether experienced by Company, CyDex or any other Affiliate, Sublicensee, co-marketer or distributor of CyDex or Company.

     7.4 PRODUCT RECALLS. If any CAPTISOL should be alleged or proven not to meet the Specifications, Company shall notify CyDex immediately, and both parties shall cooperate fully regarding the investigation and disposition of any such matter. If Company should deem it appropriate to file a field alert report or recall any Licensed Product, Company shall have final decision-making authority concerning the course of action to be taken with respect to the affected Licensed Product. If such recall is due to the failure of CAPTISOL to conform to the relevant Specifications at the time of delivery by CyDex, then CyDex agrees, upon substantiation thereof, to bear all reasonable direct costs associated with said recall, including refund of the purchase price for such CAPTISOL and the actual cost of conducting the recall in accordance with the recall guidelines of the applicable governmental authority. Company shall in all events be responsible for conducting any such recalls with respect to the Licensed Product and shall maintain records of all sales of Licensed Product and customers sufficient to adequately administer any such recall, for a period of [**] years after expiration or termination of this Agreement.

8.   CONFIDENTIALITY.

     8.1 DEFINITION. Company and CyDex each recognizes that during the Term, it may be necessary for a party (the "DISCLOSING PARTY") to provide Confidential Information (as defined herein) to the other party (the "RECEIVING PARTY") that is highly valuable, the disclosure of which would be highly prejudicial to such party. The disclosure and use of Confidential Information will be governed by the provisions of this SECTION 8. Neither Company nor CyDex shall use the other's Confidential Information except as expressly permitted in this Agreement. For purposes


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

of this Agreement, "CONFIDENTIAL INFORMATION" means all information disclosed by the Disclosing Party to the Receiving Party (orally or in writing), including but not limited to product specifications, data, know-how, formulations, product concepts, sample materials, business and technical information, financial data, batch records, trade secrets, processes, techniques, algorithms, programs, designs, drawings, and any other information related to a party's present or future products, sales, suppliers, customers, employees, investors or business. To the extent practical Confidential Information will be marked to indicate its confidential nature. In the case of Confidential Information disclosed orally or visually, the disclosing party shall confirm in writing the fact and general nature of each disclosure within sixty (60) days after disclosure. Without limiting the generality of the foregoing, (a) CyDex's Confidential Information includes all materials provided as part of the CAPTISOL Data Package, and (b) any "Confidential Information" (as defined in the Limited Clinical Use Agreement) disclosed by a party under the Limited Clinical Use Agreement shall be deemed Confidential Information of such party under this Agreement, the disclosure and use of which shall be governed by the terms of this SECTION 8. Without limiting the generality of the foregoing, the Company's Confidential Information includes all information provided to CyDex (whether oral or written) regarding (a) the Company's business and financial information, (b) the Company's products, research and development activities, including clinical trials and results; (c) intellectual property (including without limitation patents, patent applications, inventions, processes, compounds, discoveries, formulae, technology, computer software, licenses, know-how, databases, and documentation); (d) investors, manufacturers, suppliers, vendors, competitors, and customers; (e) sales and marketing plans, research and development plans or strategies, business development plans, and manufacturing lans; and (f) legal and regulatory activities, communications, approvals, and disputes.

     8.2 OBLIGATION. CyDex and Company each agrees that it will disclose the other's Confidential Information to its own officers, directors, employees, consultants and agents only if and to the extent necessary to carry out its respective responsibilities under this Agreement or in accordance with the exercise of its rights under this Agreement, and such disclosure shall be limited to the maximum extent possible consistent with such responsibilities and rights. Neither party shall disclose Confidential Information of the other to any third party without the other's prior written consent, and any such disclosure to a third party shall be pursuant to the terms of a non-disclosure agreement no less restrictive than this SECTION 8. Each party shall take such action to preserve the confidentiality of each other's Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information (but in no event less than a reasonable standard of care). Each party, upon the other's request, will return all the Confidential Information disclosed to the other party pursuant to this Agreement, including all copies and extracts of documents, within sixty (60) days of the request, and in any event, promptly following the expiration or termination of this Agreement, except that the receiving party may retain (i) one (1) copy for archival purposes and (ii) such electronic copies that exist as part of the party's computer systems, network storage systems and electronic backup systems.

     8.3 EXCEPTIONS. The use and non-disclosure obligations set forth in this
Section 8 shall not apply to any Confidential Information, or portion thereof, that the Receiving Party can demonstrate:

          (A) at the time of disclosure is in the public domain;

          (B) after disclosure, becomes part of the public domain, by publication or otherwise, through no fault of the Receiving Party;

          (C) at the time of disclosure is already in the Receiving Party's possession, and such prior possession can be properly demonstrated by the Receiving Party, with the exception of Confidential Information exchanged between parties prior to the execution of this Agreement;

          (D) is made available to the Receiving Party by an independent third party, provided, however, that to the Receiving Party's knowledge, such information was not obtained by said third party, directly or indirectly, from the Disclosing Party hereunder; or

          (E) is developed by Receiving Party independently of disclosure by or through the disclosing party as evidenced by the Receiving Party's records.

     In addition, the Receiving Party may disclose information that is required to be disclosed by law, by a valid order of a court or by order or regulation of a governmental agency including but not limited to, regulations of the United States Securities and Exchange Commission (the "SEC") or NASDAQ or other stock exchange, or in the course of litigation, provided that in all cases the Receiving Party shall give the other party prompt notice of the pending disclosure and makes a reasonable effort to obtain, at the Disclosing Party's expense, or to assist the Disclosing Party in obtaining, a protective order preventing or limiting the disclosure and/or requiring that the Confidential Information so disclosed be used only for the purposes for which the law or regulation required, or for which the order was issued.

     8.4 INJUNCTION. Each party agrees that should it breach or threaten to breach any provisions of this SECTION 8, the Disclosing Party will suffer irreparable damages and its remedy at law will be inadequate. Upon any breach or threatened breach by the Receiving Party of this SECTION 8, the Disclosing Party shall be entitled to seek injunctive relief in addition to any other remedy which it may have, without need to post any bond or security.

     8.5 THIRD PARTY INFORMATION. Company acknowledges that CyDex's Confidential Information includes information developed by Pfizer, Inc. ("Pfizer") that is confidential to both CyDex and Pfizer. In so far as Confidential Information of Pfizer is disclosed, Pfizer is a third-party beneficiary of this Section 8 of this Agreement and may enforce it or seek remedies pursuant to it in accordance with its terms.

     8.6 PUBLIC COMPANY ACKNOWLEDGMENT. CyDex acknowledges and agrees that (i) the Company is a publicly-held company listed on NASDAQ Global Market and (ii) CyDex is aware that applicable securities laws prohibit any person who is aware of material, non-public information about a company obtained directly or indirectly from that company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

9.   REPRESENTATIONS AND WARRANTIES.

     9.1 MUTUAL REPRESENTATIONS AND WARRANTIES. Each party represents and warrants to the other as follows:

          (A) it is a corporation duly organized and validly existing under the laws of the state or country of its incorporation;

          (B) it has the complete and unrestricted power and right to enter into this Agreement and to perform its obligations hereunder;

          (C) this Agreement has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer, or other similar laws affecting the rights and remedies of creditors generally and by general principles of equity;

          (D) the execution, delivery and performance of this Agreement by such party do not conflict with any agreement, instrument or understanding, oral or written, to which such party is a party or by which such party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over such party;

          (E) all consents, approvals and authorizations from all governmental authorities or other third parties required to be obtained by such party in connection with the execution and delivery of this Agreement have been obtained;

          (F) no person or entity has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon such party for any commission, fee or other compensation as a finder or broker because of any act by such party or its agents, or, with respect to Company, because of any act by its Affiliates or Sublicensees; and

          (G) it has not entered into any agreement with any third party that is in conflict with the rights granted to the other party pursuant to this Agreement.

     9.2 CYDEX REPRESENTATIONS AND WARRANTIES.

          (A) CyDex warrants solely to Company that all CAPTISOL sold to Company shall conform to the respective Specifications and cGMP (as applicable for Research Grade CAPTISOL, Clinical Grade CAPTISOL or Commercial Grade CAPTISOL) in all material respects, and shall not be adulterated or misbranded within the meaning of the applicable FDA regulation at the time of delivery. CyDex's sole obligation, and Company's sole and exclusive remedy, for any breach of such warranty shall be as set forth in SECTIONS 3.5(E) (Refund or Replacement) and
10.1 (Indemnification by CyDex) hereof.

          (B) CyDex represents and warrants solely to Company that it has all rights necessary to undertake the activities contemplated under this Agreement and to grant to Company the exclusive license under Licensed Patents as set forth in this Agreement.

          (C) CyDex represents and warrants solely to Company that to CyDex's knowledge as of the Effective Date, there are not inquiries, actions, investigations or other proceedings pending before or threatened by any regulatory or governmental authority with respect to any of CyDex's manufacturing facilities or with respect to CAPTISOL, and that as of the Effective Date, CyDex has not received written notice threatening any such inquiry, action or other proceeding.

          (D) To the best of CyDex's knowledge, as of the Effective Date, (i) the Licensed Patents are valid and enforceable and (ii) neither the manufacture, use nor sale of CAPTISOL infringes upon any third party's patent rights or constitutes a misappropriation of a third party's trade secrets or know-how.

     9.3 DISCLAIMER. The warranties set forth in this SECTION 9 above are provided in lieu of, and each party hereby disclaims, all other warranties, express and implied, relating to the subject matter of this Agreement, CAPTISOL, licensed product or the Licensed Patents, including but not limited to the implied warranties of merchantability and fitness for a particular purpose. each party's warranties under this Agreement are solely for the benefit of the other party and may be asserted only by such party and not by any Affiliate, sublicensee or any customer of such party, its Affiliates or sublicensees. Company, its Affiliates and Sublicensees shall be solely responsible for all representations and warranties that Company, its Affiliates or Sublicensees make to any customer of Company, its Affiliates or Sublicensees.

10.  INDEMNIFICATION.

     10.1 BY CYDEX. CyDex shall defend, indemnify and hold Company and its Affiliates and Sublicensees, and each of their respective directors, officers and employees, harmless from and against any and all losses, damages, liabilities, costs and expenses (including the reasonable costs and expenses of attorneys and other professionals) (collectively "LOSSES") incurred by Company as a result of any claim, demand, action or other proceeding (each, a "CLAIM") by a third party, to the extent such Losses arise out of: (a) that the practice of the compositions or methods claimed in the Licensed Patents or the sale of CAPTISOL as included as an excipient within the Licensed Product infringe upon such third party's patent rights provided that such claim does not arise out of Company's or its Affiliates' or Sublicensees' unauthorized use of the Licensed Patents; or (b) CyDex's breach of any of its representations and warranties set forth in SECTION 9.1 or SECTION 9.2 above; provided, however, that CyDex shall be relieved of its obligations under this SECTION 10.1 to the extent that Company is responsible under SECTION 10.2 below. If the Licensed Patents become, or in CyDex's opinion are likely to become, the subject of an injunction preventing the practice of the Licensed Patents, CyDex may, at its option, terminate this Agreement immediately upon written notice to Company, and refund to Company all amounts paid by Company for supply of infringing CAPTISOL. This
SECTION 10.1 states CyDex's sole obligation and entire liability, and Company's, its Affiliates' and Sublicensees' sole and exclusive remedy, for any claim of infringement of intellectual property rights related to the Licensed Patents or Licensed Product.

     10.2 BY COMPANY. Company shall defend, indemnify and hold CyDex and its Affiliates, and each of their respective directors, officers and employees, harmless from and against any and all Losses incurred by CyDex as a result of any Claim by a third party, to the extent such Losses arise out of: (a) the use or sale of the Licensed Product by Company, its Affiliates, Sublicensees, distributors, agents, or other parties;
(b) the manufacture, use, handling, promotion, marketing, distribution, sale or use of Licensed Products; (c) Company's interactions and communications with governmental authorities, physicians or other third parties concerning Licensed Product; or (d) Company's breach of any of its representations and warranties set forth in SECTION 9.1; provided, however, that Company shall be relieved of its obligations under this SECTION 10.2 to the extent that CyDex is responsible under SECTION 10.1 above.

     10.3 EXPENSES. As the parties intend complete indemnification, all costs and expenses of enforcing any provision of this SECTION 10 shall also be reimbursed by the indemnifying party.

     10.4 PROCEDURE. The party intending to claim indemnification under this
SECTION 10 (an "INDEMNITEE") shall promptly notify the other party (the "INDEMNITOR") of any Claim in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof whether or not such Claim is rightfully brought; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee, unless Indemnitor does not assume the defense, in which case the reasonable fees and expenses of counsel retained by the Indemnitee shall be paid by the Indemnitor. The Indemnitee, and its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigations of any Claim.

11.  LIMITATION OF LIABILITY.

     Except for (a) a breach of a party's confidentiality obligations pursuant to SECTION 8, and (b) damages for which each party is responsible pursuant to its indemnification obligations set forth in SECTION 10 above, each party specifically disclaims all liability for and shall in no event be liable to the other party for any incidental, special, indirect or consequential damages, expenses, lost profits, lost savings, interruptions of business or other damages of any kind or character whatsoever arising out of or related to this Agreement or resulting from the manufacture, handling, marketing, sale, distribution or use of Licensed Product or use of the Licensed Patents and CAPTISOL Data Package, regardless of the form of action, whether in contract, tort, strict liability or otherwise, even if such party was advised of the possibility of such damages. Company shall have no remedy, and Cydex shall have no liability, other than as expressly set forth in this Agreement. Except with respect to the indemnification specifically provided in SECTION 10 above, in no event shall Cydex's's total aggregate liability for all claims arising out of or related to this Agreement exceed the amounts paid or payable by Company to CyDex pursuant to SECTION 4 (Compensation) of this Agreement during the twelve (12) month period immediately preceding the event giving rise to liability, and the Company's total aggregate liability for all claims arising out of or related to this Agreement shall not exceed one (1) million dollars ($1,000,000). No action, regardless of form, arising out of or related to this Agreement may be brought by either party more than two (2) years after such party has knowledge of the occurrence that gave rise to the cause of such action.

12.  MANAGEMENT OF LICENSED PATENTS.

     12.1 PROSECUTION AND MAINTENANCE. CyDex shall maintain, at its sole cost and expense and using reasonable discretion, the Licensed Patents set forth on EXHIBIT A. CyDex shall have the sole right to control the prosecution and maintenance of patent applications and the selection of countries where patent applications are filed related to the Licensed Patents.

     12.2 INFRINGEMENT BY THIRD PARTIES. If Company becomes aware that a third party may be infringing a Licensed Patent, it will promptly notify CyDex in writing, providing all information available to Company regarding the potential infringement. CyDex shall take whatever, if any, action it deems appropriate, in its sole discretion, against the alleged infringer. If CyDex elects to take action, Company shall, at CyDex's request and expense, cooperate and shall cause its employees to cooperate with CyDex in taking any such action, including but not limited to, cooperating with the prosecution of any infringement suit by CyDex.

13.  TERM AND TERMINATION.

     13.1 TERM. The term of this Agreement (the "TERM") shall commence on the Effective Date and shall continue in effect thereafter until the expiration of Company's obligation to pay royalties under SECTION 4.1(D), unless terminated earlier as set forth herein.

     13.2 TERMINATION BY CYDEX. If Company should violate or fail to perform any term or covenant of this Agreement, then CyDex may give written notice of such default (a "NOTICE OF DEFAULT") to Company. If Company should fail to cure such default within thirty (30) days of the date of such notice or prior to the natural expiration date of this Agreement, whichever is shorter in duration, CyDex shall have the right to terminate this Agreement by a second written notice (a "NOTICE OF TERMINATION") to Company. If Notice of Termination is sent to Company, this Agreement shall automatically terminate on the effective date of such notice. Notwithstanding the above, failure to pay milestones or royalties as described in SECTION 4 above will result in termination of this Agreement immediately upon delivery of a Notice of Termination to Company. In addition, CyDex may terminate this Agreement immediately upon written notice to Company in the event Company makes an assignment for the benefit of creditors or has a petition in bankruptcy filed for or against it that is not dismissed within ninety (90) days of such filing.

     13.3 TERMINATION BY COMPANY. Company shall have the right at any time to terminate this Agreement in whole by giving CyDex at least seventy-five (75) days prior written notice.

     13.4 EFFECT OF TERMINATION. Following the termination or expiration of this Agreement, all rights granted to Company herein shall immediately terminate and each party shall promptly make any outstanding payments and return all relevant records and materials in its possession or control containing the other party's Confidential Information with respect to which the former party does not retain rights hereunder; provided, however, that each party may retain one archival copy of such records and materials solely to be able to monitor its obligations that survive under this Agreement.

     13.5 SURVIVAL. Notwithstanding any other provisions of this Agreement, any liability or obligation of either party to the other for acts or omissions prior to the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement. Such termination or expiration shall not relieve either party from obligations that are expressly indicated to survive termination or expiration of this Agreement, nor shall any termination or expiration of this Agreement relieve Company of its obligation to pay CyDex (a) royalties for all Licensed Product sold by Company, its Affiliates or Sublicensees prior to the effective date of such expiration or termination, or (b) sums due in respect of conforming CAPTISOL shipped prior to termination or expiration of this Agreement. Sections 1 (Definitions); 3.5 (Quality Control; Acceptance and Rejection); 4.1 (Payments and Royalties for Licenses), solely to the extent that any amounts are due but unpaid as of the effective date of termination; 4.3 (Currency); 4.4 (Taxes); 4.5 (Late Payments); 5 (Records; Reports; Audits); 7.4 (Product Recalls); 8 (Confidentiality); 9.3 (Disclaimer); 10 (Indemnification); 11 (Limitation of Liability); 13.4 (Effect of Termination); 13.5 (Survival); and 14 (General Provisions) shall survive termination or expiration of this Agreement. Notwithstanding any other provision of this Agreement, the grant of license from Company to CyDex pursuant to
Section 2.2 shall terminate upon the termination or expiration of this Agreement. CyDex shall not, and shall procure that its Affiliates and Sublicensees do not, without the prior written consent of CRTX, develop, market, manufacture or sell any dosage formulation containing the Compound.

14.  GENERAL PROVISIONS.

     14.1 NON-SOLICITATION. During the Term and for a period of [**] thereafter, neither party shall solicit, induce, encourage or attempt to induce or encourage any employee of the other party to terminate his or her employment with such other party or to breach any other obligation to such other party. This section is not meant to encompass general solicitations such as may be found in newspaper advertisements and the like.

     14.2 RELATIONSHIP OF PARTIES. Each of the parties hereto is an independent contractor and nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the parties. No party shall incur any debts or make any commitments for the other.

     14.3 COMPLIANCE WITH LAW. Company agrees that use of the Licensed Patents by Company, its Affiliates and Sublicensees, and the manufacture, handling, marketing, sale, distribution and use of Licensed Product will comply with all applicable international, federal, state and local laws, rules and regulations, including, but not limited to, import/export restrictions, laws, rules and regulations governing use and patent, copyright and trade secret protection. CyDex agrees that the manufacture, handling, marketing, sale, distribution and use of CAPTISOL as contemplated by this Agreement will comply with all applicable international, federal, state and local laws, rules and regulations, including, but not limited to, import/export restrictions, laws, rules and regulations governing use and patent, copyright and trade secret protection.

     14.4 ARBITRATION.

          (A) PROCEDURE. Except as otherwise expressly set forth in SECTION 14.4(B) below, any and all disputes or controversies arising out of or relating to this Agreement shall be settled and decided by binding arbitration. The arbitration shall be conducted in Chicago, Illinois by an arbitrator reasonably knowledgeable about the pharmaceutical industry and acceptable to CyDex and Company. If CyDex and Company cannot agree on a single arbitrator within ten

(10) days after a demand for arbitration has been made, CyDex shall appoint an arbitrator, Company shall appoint an arbitrator, the two (2) arbitrators shall appoint a third arbitrator, and the three (3) arbitrators shall hear and decide the issue in controversy. If either party fails to appoint an arbitrator within twenty (20) days after service of the demand for arbitration, then the arbitrator appointed by the other party shall arbitrate any controversy in accordance with this SECTION 14.4(A). Except as to the selection of arbitrators, the arbitration proceedings shall be conducted promptly and in accordance with the rules of the American Arbitration Association then in effect. The expenses of any arbitration, including the reasonable attorney fees of the prevailing party, shall be borne by the party deemed to be at fault or on a pro-rata basis should the arbitration conclude in a finding of mutual fault.

          (B) SHORT-FORM ARBITRATION. Any dispute subject to short-form arbitration as provided in this Agreement shall be finally settled by binding arbitration conducted, in accordance with the rules of the American Arbitration Association then in effect, in Chicago, Illinois by a single arbitrator reasonably knowledgeable about the pharmaceutical industry and appointed in accordance with such rules. Such arbitrator shall make his or her determination on the basis of "baseball arbitration" principles. THE FOREGOING REMEDY SHALL BE EACH PARTY'S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO ANY SUCH DISPUTE. The expenses of any arbitration, including the reasonable attorney fees of the prevailing party, shall be borne by the party deemed to be at fault or on a pro-rata basis should the arbitration conclude in a finding of mutual fault. In each case, the parties and arbitrator shall use all diligent efforts to complete such arbitration within thirty (30) days of appointment of the arbitrator.

          (C) CONFIDENTIALITY OF PROCEEDINGS. All arbitration proceedings hereunder shall be confidential and the arbitrator(s) shall issue appropriate protective orders to safeguard each party's Confidential Information. Except as permitted under SECTION 8, no party shall make (or instruct the arbitrator(s) to make) any public announcement with respect to the proceedings or decision of the arbitrator(s) without prior written consent of the other party.

          (D) EXCEPTIONS. Notwithstanding the foregoing, neither party shall be bound to follow the dispute resolution process described in this Section with respect to any dispute: (i) that primarily involves or relates to the scope or validity of the Licensed Patents; or (ii) for which interim equitable relief from a court is necessary to prevent serious and irreparable injury to a party.

     14.5 COSTS AND EXPENSES. Except as otherwise expressly provided in this Agreement, each party shall bear all costs and expenses associated with the performance of such party's obligations under this Agreement.

     14.6 FORCE MAJEURE. Neither party shall be liable for failure to perform, or delay in the performance of, its obligations under this Agreement (other than payment obligations) when such failure or delay is caused by an event of force majeure. For purposes of this Agreement, an event of force majeure means any event or circumstance beyond the reasonable control of the affected party, including but not limited to, war, insurrection, riot, fire, flood or other unusual weather condition, explosion, act of God, peril of the sea, strike, lockout or other industrial disturbance, sabotage, accident, embargo, breakage of machinery or apparatus, injunction, act of governmental authority, compliance with governmental order on national defense requirements, or inability to obtain fuel, power, raw materials, labor, transportation facilities. If, due to any event of force majeure, either party shall be unable to fulfill its obligations under this Agreement (other than payment obligations), the affected party shall immediately notify the other party of such inability and of the period during which such inability is expected to continue.

     14.7 NOTICES. Any notice, request, or communication under this Agreement shall be effective only if it is in writing and personally delivered; sent by certified mail, postage pre-paid; facsimile with receipt confirmed; or by nationally recognized overnight courier with signature required, addressed to the parties at the addresses stated below or such other persons and/or addresses as shall be furnished in writing by any party in accordance with this SECTION
14.7. Unless otherwise provided, all notices shall be sent:

          If to CyDex, to:

                            CyDex, Inc.
                            10513 W. 84th Terrace
                            Lenexa, KS 66214
                            Attention: Chief Executive Officer
                            Fax: (913) 685-8856

     If to Company, to:     Critical Therapeutics, Inc.
                            60 Westview Street
                            Lexington, MA 02421
                            Attention: Chief Operating Officer
                            Fax: (781) 862-5691

                            With required copy to:
                            Critical Therapeutics, Inc.
                            60 Westview Street
                            Lexington, MA 02421
                            Attention:  General Counsel
                            Fax: (781) 862-5691

If sent by facsimile transmission, the date of transmission shall be deemed to be the date on which such notice, request or communication was given. If sent by overnight courier, the next business day after the date of deposit with such courier shall be deemed to be the date on which such notice, request or communication was given. If sent by certified mail, the third business day after the date of mailing shall be deemed the date on which such notice, request or communication was given.

     14.8 USE OF NAME. Each party hereby grants to the other party a non-exclusive, non-transferable license to use its name, logo and other trademarks in connection with marketing and other materials for customers, investors and potential customers and investors, including but not limited to use in connection with materials filed with the SEC or other regulatory agencies. Except as otherwise provided herein, neither party shall have any right, express or implied, to use in any manner the name or other designation of the other party or any other trade name or trademark of the other party for any purpose, except as may be required by applicable law or regulation.

     14.9 PUBLIC ANNOUNCEMENTS. Except for such disclosure as is deemed necessary, in the reasonable judgment of a party, to comply with applicable laws or regulations, securities filings or the rules of the NYSE or NASDAQ, no announcement, news release, public statement, publication, or presentation relating to the existence of this Agreement, or the terms hereof, will be made without the other party's prior written approval, which approval shall not be unreasonably withheld. Notwithstanding the above, once the content and timing of a public announcement of the fact that the parties have entered into this Agreement has been agreed to between the parties and such announcement has been made, each party shall be free to disclose to third parties the fact that it has entered into the Agreement with the other party (including a description of the field of use of the Licensed Product, but without disclosing the economic terms thereof), as well as any other information contained in said public announcement. In the event of a required public announcement, the party making such announcement shall provide the other party with a copy of the proposed text prior to such announcement sufficiently in advance of the scheduled release of such announcement to afford such other party a reasonable opportunity to review and comment upon the proposed text and the timing of such disclosure.

     14.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to any conflicts of law principles that require the application of the law of a different state).

     14.11 ENTIRE AGREEMENT; AMENDMENT. This Agreement and all Exhibits attached hereto or thereto contain the entire agreement of the parties relating to the subject matter hereof and supersede any and all prior agreements, written or oral, between CyDex and Company relating to the subject matter of this Agreement, including without limitation, the Limited Clinical Use Agreement, which is hereby terminated in all respects with no surviving rights or obligations other than as specifically set forth under this Agreement. This Agreement may not be amended unless agreed to in writing by both parties.

     14.12 BINDING EFFECT. This Agreement shall be binding upon, and the rights and obligations hereof shall apply to the CyDex and the Company and any successor(s) and permitted assigns. The name of a party appearing herein shall be deemed to include the names of such party's successors and permitted assigns to the extent necessary to carry out the intent of this Agreement.

     14.13 WAIVER. The rights of either party under this Agreement may be exercised from time to time, singularly or in combination, and the exercise of one or more such rights shall not be deemed to be in waiver of any one or more of the other. No waiver of any breach of a term, provision or condition of this Agreement shall be deemed to have been made by either party unless such waiver is addressed in writing and signed by an authorized representative of that party. The failure of either party to insist upon the strict performance of any of the terms, provisions or conditions of this Agreement, or to exercise any option contained in this Agreement, shall not be construed as a waiver or relinquishment for the future of any such term, provision, condition or option or the waiver or relinquishment of any other term, provision, condition or option.

     14.14 SEVERABILITY. If a final judicial determination is made that any provision of this Agreement is unenforceable, this Agreement shall be rendered void only to the extent that such judicial determination finds such provisions unenforceable, and such unenforceable provisions shall be automatically reconstituted and become a part of this Agreement, effective as of the date first written above, to the maximum extent they are lawfully enforceable.

     14.15 ASSIGNMENT. Neither party may assign its rights or delegate its obligations under this Agreement, in whole or in part, by operation of law or otherwise, to any third party without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, each party may assign its rights and delegate its obligations under this Agreement to an Affiliate or to a third party successor, whether by way of merger, sale of all or substantially all of its assets, sale of stock or otherwise, without the other party's prior written consent. As a condition to any permitted assignment hereunder, the assignor must guarantee the performance of any assignee to the terms and obligations of this Agreement. Any assignment not in accordance with this SECTION 14.15 shall be void.

     14.16 HEADINGS. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

     14.17 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall constitute an original document, but both of which shall constitute one and the same instrument.

                                       ***

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CYDEX, INC.


By: /s/ Allen K. Roberson
    ---------------------------------
Name: Allen K. Roberson
Title: Vice President--Finance and
       Administration


CRITICAL THERAPEUTICS, INC.


By: /s/ Trevor Phillips
    ---------------------------------
Name: Trevor Phillips, Ph.D.
Title: Chief Operating Officer

CyDex - Critical Therapeutics License and Supply Agreement, May 2007.

                                    EXHIBIT A

                                     PATENTS

PATENT 1: "Derivatives of Cyclodextrins Exhibiting Enhanced Aqueous Solubility and the Use Thereof"

                                                                    Expiration
       Country          Filing Date     Serial No.     Patent No.      Date
       -------          -----------   --------------   ----------   ----------
United States             01/23/90       07/469087      5,134,127    01/23/10
PCT                       01/22/91    PCT/US91/00326   WO91/11172
(U.S. 5,134,127)
Australia                 01/22/91       72364/91        646020      01/22/07
EPO                       01/22/91      91903891.9       0512050     01/22/11
   Austria                01/22/91      91903891.9      E-170742     01/22/11
   Belgium                01/22/91      91903891.9       0512050     01/22/11
   France                  9/11/98      91903891.9       0512050     01/22/11
   Germany                01/22/91      69130165.4      69130165     01/22/11
   Great Britain (UK)     01/22/91      91903891.9       0512050     01/22/11
   Greece                 11/30/98       980402865       3028691     01/23/11
   Italy                  12/01/98      70988BE/98       0512050     01/22/11
   Luxembourg             01/22/91      91903891.9       0512050     01/22/11
   Netherlands            12/03/98      91903891.9       0512050     01/22/11
   Sweden                 01/22/91      91903891.9       0512050     01/22/11
   Switzerland            11/10/98      91903891.9       0512050     01/22/11
Korea                     07/22/92       92-701734       166088      01/22/11
Canada                    01/22/91       2,074,186      2,074,186    01/22/11
Russia                    07/22/92      5052811.04       2099354     01/22/11
Japan                     01/22/91       3-504051        2722277      1/22/11

*    Awaiting confirmation documents


                                   Exhibit A-1

PATENT 2: CIP of 5,134,127 - "Derivatives of Cyclodextrins Exhibiting Enhanced Aqueous Solubility and the Use Thereof"

                                                                           Expiration
           Country             Filing Date     Serial No.     Patent No.      Date
           -------             -----------   --------------   ----------   ----------
United States                    07/27/92      07/918,702      5,376,645    01/23/10
PCT (U.S. 5,376,645)             07/26/93    PCT/US93/06880   WO94/02518
Australia                        07/26/93       47799/93        672814      07/26/13
EPO                              07/26/93      93918302.6       620828      07/26/13
   Austria                       07/26/93      93918302.6      E 217325     07/26/13
   Belgium                       07/26/93      93918302.6       620828      07/26/13
   Denmark                       07/26/03      93918302.6       620828      07/31/13
   Djibouti                      05/08/02      93918302.6       620828      05/08/22
   France                        07/26/93      93918302.6       620828      07/31/13
   Germany                       07/26/93       69331900       69331900     07/31/13
   Great Britain (UK)            05/17/02      93918302.6       620828      07/26/13
   Greece                        07/26/93      93918302.6       3040489     07/26/13
   Ireland                       07/26/03      93918302.6       620828      07/31/13
   Italy                         07/26/03      93918302.6       620828      07/26/13
   Luxembourg                    07/26/03      93918302.6       620828      07/26/13
   Monaco                        07/26/03      93918302.6       620828      07/26/13
   Netherlands                   07/26/03      93918302.6       620828      07/26/13
   Portugal                      07/26/93      93918302.6       620828      07/26/13
   Spain                         07/26/93      93918302.6       620828      07/26/13
   Sweden                        07/26/93      93918302.6       620828      07/26/13
   Switzerland/Liechtenstein     07/26/93      93918302.6       620828      07/26/13
Korea                            03/23/94       94-700951       279111      07/26/13
Canada                           07/26/93       2,119,154      2,119,154    07/26/13
Japan                            07/26/93       6-504678        3393253     07/26/13
Russia                           07/26/93      94028890/04      2113442     07/26/13
Georgia                          03/17/95       691/01-95        1649       07/26/13
Armenia                          07/26/93         96237           822       07/22/13
Kyrgyzstan                       08/09/96       960481.1          333       05/10/16
Moldova                          08/08/96      960306/PCT        1813       07/26/13
Tajikistan                       07/26/93       96000377          275       07/26/13
Turkmenistan                     08/08/96          393            430       07/26/13
Uzbeckistan                      09/15/94     IHAP9400808.2      5799       04/28/19


                                   Exhibit A-1

                                    EXHIBIT B

                                 SPECIFICATIONS

     SPECIFICATIONS - Commercial Grade and Clinical Grade Captisol (cGMP
Captisol)

TEST                        SPECIFICATION                              TEST METHOD
----                        -------------                              -----------
Appearance                  White to off-white solid essentially        CY-VI-005
                            free from foreign matter

Identification (IR)         Spectrum is consistent with the SBECD       CY-IR-100
                            standard

Sodium Identity             Sodium identity tests are positive          CY-PR-200

Solution Clarity            A 30% w/v solution in water is clear,       CY-VI-002
                            colorless and essentially free from
                            particles of foreign matter

Average Degree of
Substitution (CE)           6.0-7.1                                     CY-CE-603

Solution pH                 The pH of a 30% w/v solution in water is    CY-PH-100
                            within the range of 4.0 - 6.8

[ ]-cyclodextrin Content    Maximum 0.2%                                CY-IC-203

Sodium Chloride             Maximum 0.2%                                CY-IC-303

1,4-Butane Sultone          Maximum 1 ppm                               CY-GC-104

Water (by KF)               Maximum 10.0%                               CY-KF-100

Heavy Metals                Maximum 10 ppm                              CY-HM-222

Assay (anhydrous basis)     Minimum 95%                                 CY-LC-903

Bacterial Endotoxins        Not more than 50 EU/g                       CY-LAL-002

Microbiology
   Aerobic microorganisms   1000 CFU/g Maximum                          CY-MB-105
   Escherichia coli         Meets test requirements for absence
   Salmonella species       Meets test requirements for absence
   Molds & Yeasts           For Information Only


                                   Exhibit B-1

                                    EXHIBIT C

                           PURCHASE PRICE FOR CAPTISOL

Subject to the terms of this Agreement and in accordance with Section 3 in its entirety and Section 4.2, Company shall purchase 100% of its cGMP Captisol needs from CyDex during the Term of the Agreement at the Prices per Kilogram Related to the Activities outlined in table below:

                                                             PRICE OF CAPTISOL PER
ACTIVITY WITHIN LICENSED PRODUCT PROGRAM                   KILOGRAM (IN US DOLLARS)
----------------------------------------                   ------------------------
Pre-Clinical and Phase I Clinical Trials                             $[**]
Phase II Clinical Trials and Phase III Clinical Trials               $[**]
Scale Up and Validation Strictly for Activities Directly
   Associated with Pre-launch activities                             $[**]
Manufacturing of Licensed Product for Commercial Sales               $[**]
Research Grade CAPTISOL                                              $[**]


                                   Exhibit C-1

                                    EXHIBIT D

                       DOSAGES OF CAPTISOL IN SINGLE AGENT


                                   Exhibit D-1

                                                               Version 1, Page 1
                                                                        07/17/00


(CYDEX, INC. LOGO)

                        CONTRACTUAL PROVISIONS ATTACHMENT

These pages contain mandatory contractual provisions and must be attached to or incorporated in all copies of the foregoing Agreement.

                            CAPTISOL(R) DOSING MATRIX
                           IN-VIVO PRECLINICAL STUDIES

BACKGROUND INFORMATION FOR USING THE CAPTISOL(R) DOSING MATRIX ............    2

TABLE 1: ALLOWABLE IV BOLUS CAPTISOL(R) DOSES BY DURATION OF STUDY ........    3

TABLE 2: ALLOWABLE IV INFUSION CAPTISOL(R) DOSES BY DURATION OF STUDY .....    4

TABLE 3: ALLOWABLE IM CAPTISOL(R) DOSES BY DURATION OF STUDY ..............    5

TABLE 4: ALLOWABLE IP CAPTISOL(R) DOSES BY DURATION OF STUDY ..............    6

TABLE 5: ALLOWABLE SC INJECTION CAPTISOL(R) DOSES BY DURATION OF STUDY ....    7
TABLE 6: ALLOWABLE SC IMPLANTABLE DEVICE CAPTISOL(R) DOSES BY
   DURATION OF STUDY ......................................................    8

TABLE 7: ALLOWABLE ORAL SOLUTION CAPTISOL(R) DOSES BY DURATION OF STUDY ...    9

TABLE 8: ALLOWABLE ORAL SOLID CAPTISOL(R) DOSES BY DURATION OF STUDY ......   10

APPENDIX A ................................................................   11

   Parenteral Formulation Protocol ........................................   12

   Oral Solution Formulation Protocol .....................................   13

   Oral Solid Formulation Protocol ........................................   14

APPENDIX B ................................................................   15

   Results Summary ........................................................   16

       CyDex Inc. 10513 W. 84th Terr., Lenexa, KS 66214 - (913) 685-8850
              - FAX (913) 685-8856 - E-mail: CD_Info@cydexinc.com

                                                               Version 1, Page 2
                                                                        07/17/00


(CYDEX, INC. LOGO)

         BACKGROUND INFORMATION FOR USING THE CAPTISOL(R) DOSING MATRIX

The enclosed tables contain summary dosing information for Captisol(R) by different routes for various species. There is one summary page for each route, which contains information for mice, rats, rabbits, dogs, and non-human primates. Routes of administration discussed include intravenous, subcutaneous, intramuscular, intraperitoneal and oral. For intravenous studies, an extensive database is available for the rat and dog, with less information being available for the mouse, rabbit and monkey. For other routes of administration data are limited to rats, rabbits and monkeys for subcutaneous administration, rats for intramuscular administration, and rats and dogs for oral administration. Because data is limited for some routes and species, extrapolations were sometimes used in determining the allowable dose. In other instances where data is limited, CyDex requires consultation prior to dosing.

In each case the allowable dose is the Captisol(R) dose that can be administered without prior consultation and/or specific approval of CyDex. The doses listed are based on data from studies conducted with Captisol(R) or are an extrapolation from those studies. At the doses listed in the matrix adaptive responses may be present, but toxic effects would not be anticipated. In addition to considering the allowable Captisol(R) dose, one must be cognizant of the two variables (concentration and dose volume) determining the dose. In using the matrix table, these two variables may be adjusted to best fit the needs of the client. However, the allowable Captisol(R) dose and allowable Captisol(R) concentration may not be exceed without prior approval from CyDex. The concentration listed on the matrix is based on the concentration used in the majority of the toxicity studies conducted with Captisol(R). As implied above, lesser concentrations may be administered as long as the total dose does not exceed the approved limit set forth in the Dosing Matrix.

With respect to dose volumes, those listed in the Captisol(R) dosing matrix represent volumes that are recognized as appropriate for the species and route (based on published literature). CyDex recognizes that individual laboratories may have established different dosing volumes for use in a particular species for a given route. In those instances, CyDex does not wish to restrict the laboratory to the volumes listed in the matrix table. However without prior consultation and permission of CyDex, the total Captisol(R) dose administered must remain at or below the dose listed in the dosing matrix for the route and species. For example, in the rat a single intravenous bolus dose of 4000 mg/kg can be administered using a dosing volume of 13.3 mL/kg with a Captisol(R) concentration of 300 mg/mL (30% w/v). If your laboratory routinely uses a higher dose volume, say 15 ml/kg for a single intravenous bolus dose in rats, then the concentration would need to be adjusted to 267 mg/mL (26.7% w/v) for a 4000 mg/kg dose.

       CyDex Inc. 10513 W. 84th Terr., Lenexa, KS 66214 - (913) 685-8850
              - FAX (913) 685-8856 - E-mail: CD_Info@cydexinc.com

(CYDEX, INC. LOGO)

                                                                         TABLE 1

           CAPTISOL(R): ALLOWABLE DOSING MATRIX - INTRAVENOUS (IV) BOLUS SUMMARY

NOTES: 1)   THE ALLOWABLE DOSE MAY NOT BE EXCEEDED WITHOUT CYDEX APPROVAL. THESE
            DOSES AND THE 30% W/V CONCENTRATION DO NOT NECESSARILY REPRESENT THE
            HIGHEST SAFE DOSING CONDITIONS. HOWEVER, THEY ARE THE HIGHEST VALUES
            TO WHICH CYDEX HAS GIVEN LIMITED APPROVAL FOR USE.

       2) IF CAPTISOL CONCENTRATION USED IS <30% W/V, THEN THE VOLUME ADMINISTERED MAY BE INCREASED ACCORDINGLY, BUT THE DOSE DELIVERED MAY NOT EXCEED THAT GRANTED UNDER THIS LIMITED APPROVAL.

TABLE 1: ALLOWABLE IV BOLUS CAPTISOL(R) DOSES BY DURATION OF STUDY

                                    EXAMPLE VOLUME (2)
                                          (BASED
                                     ON USE OF 30% W/V
                                    CAPTISOL DELIVERING                               DAILY ALLOWABLE
            IV BOLUS                  INDICATED DOSE)      EXAMPLE CONCENTRATION   CAPTISOL(R) DOSE (1)
-------------------------------   ----------------------   ---------------------   --------------------
     SPECIES          DURATION    (ML/DOSE)   (ML/KG)(A)    (% W/V)     (MG/ML)           (MG/KG)
-----------------   -----------   ---------   ----------   ---------   ---------   --------------------
      mouse         single dose       0.27       13.33                                     4000
                    14 days           0.20       10.00                                     3000
                    1 month           0.07        3.33                                     1000

       rat          single dose       3.33       13.33                                     4000
                    14 days           2.50       10.00                                     3000
                    1 month           0.83        3.33          THE HIGHEST                1000
                                                           CONCENTRATION GRANTED
                                                             UNDER THIS LIMITED
     rabbit         single dose      25.00       10.00      APPROVAL IS 30% W/V            3000
                    14 days          16.67        6.67        (300 MG/ML).(1)              2000
                    1 month           8.33        3.33                                     1000

       dog          single dose     100.00       10.00                                     3000
                    14 days          66.67        6.67                                     2000
                    1 month          50.00        5.00                                     1500

non-human primate   single dose      50.00       10.00                                     3000
                    14 days          33.33        6.67                                     2000
                    1 month          25.00        5.00                                     1500

FOOTNOTES:

----------
a    - conversions between mL/dose and mL/kg assumes mouse weight of 0.02 kg

a    - conversions between mL/dose and mL/kg assumes rat weight of 0.25 kg

a    - conversions between mL/dose and mL/kg assumes rabbit weight of 2.5 kg

a    - conversions between mL/dose and mL/kg assumes dog weight of 10 kg

a    - conversions between mL/dose and mL/kg assumes monkey weight of 5 kg

        CyDex Inc. 10513 W. 84th Terr., Lenexa, KS 66214 - (913) 685-8850
              - FAX (913) 685-8856 - E-mail: CD_Info@cydexinc.com


                                                               Version 1, Page 3
                                                                        07/17/00

(CYDEX, INC. LOGO)

                                                                         TABLE 2

        CAPTISOL(R): ALLOWABLE DOSING MATRIX - INTRAVENOUS (IV) INFUSION SUMMARY

NOTES: 1)   THE ALLOWABLE DOSE MAY NOT BE EXCEEDED WITHOUT CYDEX APPROVAL. THESE
            DOSES AND THE 30% W/V CONCENTRATION DO NOT NECESSARILY REPRESENT THE
            HIGHEST SAFE DOSING CONDITIONS. HOWEVER, THEY ARE THE HIGHEST VALUES
            TO WHICH CYDEX HAS GIVEN LIMITED APPROVAL FOR USE.

       2) IF CAPTISOL CONCENTRATION USED IS <30% W/V, THEN THE VOLUME ADMINISTERED MAY BE INCREASED ACCORDINGLY, BUT THE DOSE DELIVERED MAY NOT EXCEED THAT GRANTED UNDER THIS LIMITED APPROVAL.

         THE CURRENT CONTINUOUS INTRAVENOUS INFUSION DOSING MATRIX ONLY PROVIDES INFORMATION FOR 24-HOUR CONTINUOUS INFUSION WITH THE CAPTISOL
      CONCENTRATION LIMITED TO 30% (300 MG/ML) AND THE MAXIMUM DOSE LIMITED
                      TO THAT LISTED IN THE DOSING MATRIX.

TABLE 2: ALLOWABLE IV INFUSION CAPTISOL(R) DOSES BY DURATION OF STUDY

                                          EXAMPLE VOLUME(2)
         IV                                    (BASED                                 EXAMPLE             DAILY ALLOWABLE
CONTINUOUS INFUSION     ON USE OF 30% W/V CAPTISOL DELIVERING INDICATED DOSE)      CONCENTRATION        CAPTISOL(R) DOSE(1)
-------------------  ----------------------------------------------------------  ----------------  -----------------------------
 SPECIES   DURATION  (ML/DOSE/HR)  (ML/DOSE/DAY)  (ML/KG/HR)(A)  (ML/KG/DAY)(A)  (% W/V)  (MG/ML)  (MG/KG/HR)(B)  (MG/KG/DAY)(B)
---------  --------  ------------  -------------  -------------  --------------  -------  -------  -------------  --------------
  mouse    14 days       0.01            0.20          0.42           10.00                             125            3000
                                                                                    THE HIGHEST
   rat     14 days       0.10            2.50          0.42           10.00        CONCENTRATION        125            3000
                                                                                      GRANTED
  rabbit   14 days       1.04           25.00          0.42           10.00         UNDER THIS          125            3000
                                                                                      LIMITED
   dog     14 days       4.20          100.00          0.42           10.00         APPROVAL IS         125            3000
                                                                                      30% W/V
non-human  14 days       2.08           50.00          0.42           10.00       (300 MG/ML).(1)       125            3000
 primate

FOOTNOTES:

----------
a    - conversions between mL/dose and mL/kg assumes mouse weight of 0.02 kg

a    - conversions between mL/dose and mL/kg assumes rat weight of 0.25 kg

a    - conversions between mL/dose and mL/kg assumes rabbit weight of 2.5 kg

a    - conversions between mL/dose and mL/kg assumes dog weight of 10 kg

a    - conversions between mL/dose and mL/kg assumes monkey weight of 5 kg

b - doses are mg/kg/day except for continuous infusion which is reported as both mg/kg/hour and mg/kg/day

       CYDEX RECOGNIZES THAT CONTINUOUS IV INFUSION PROTOCOLS VARY GREATLY FROM STUDY TO STUDY AND THAT WHEN DESIGNING CONTINUOUS IV INFUSION
     PROTOCOLS SEVERAL VARIABLES MUST BE CONSIDERED, SUCH AS INFUSION RATE,
         INFUSION DURATION, USE OF A BOLUS PLUS INFUSION, ETC. THE DOSES
      PERMITTED UNDER THIS LIMITED AGREEMENT ARE BASED UPON A PROTOCOL THAT
         REQUIRES 24-HOUR CONTINUOUS IV INFUSION PER THE DOSING MATRIX.

     FOR ALL OTHER INTRAVENOUS INFUSION STUDY DESIGNS WE REQUIRE THAT CYDEX
           BE CONSULTED FOR APPROVAL PRIOR TO INITIATION OF THE STUDY.

        CyDex Inc. 10513 W. 84th Terr., Lenexa, KS 66214 - (913) 685-8850
              - FAX (913) 685-8856 - E-mail: CD_Info@cydexinc.com


                                                               Version 1, Page 4
                                                                        07/17/00

(CYDEX, INC. LOGO)

                                                                         TABLE 3

               CAPTISOL(R): ALLOWABLE DOSING MATRIX - INTRAMUSCULAR (IM) SUMMARY

NOTES: 1) THE ALLOWABLE DOSE MAY NOT BE EXCEEDED WITHOUT CYDEX APPROVAL. THESE
          DOSES AND THE 30% W/V CONCENTRATION DO NOT NECESSARILY REPRESENT THE HIGHEST SAFE DOSING CONDITIONS. HOWEVER, THEY ARE THE HIGHEST VALUES TO WHICH CYDEX HAS GIVEN LIMITED APPROVAL FOR USE.

       2) IF CAPTISOL CONCENTRATION USED IS <30% W/V, THEN THE VOLUME ADMINISTERED MAY BE INCREASED ACCORDINGLY, BUT THE DOSE DELIVERED MAY NOT EXCEED THAT GRANTED UNDER THIS LIMITED APPROVAL.

TABLE 3: ALLOWABLE IM CAPTISOL(R) DOSES BY DURATION OF STUDY

                                    EXAMPLE VOLUME (2)
                                   (BASED ON USE OF 30%
                                       W/V CAPTISOL
                                        DELIVERING              EXAMPLE         DAILY ALLOWABLE
        INTRAMUSCULAR                INDICATED DOSE)         CONCENTRATION      CAPTISOL(R) DOSE (1)
-------------------------------   ----------------------   -----------------   --------------------
SPECIES               DURATION    (ML/SITE)   (ML/KG)(A)   (% W/V)   (MG/ML)          (MG/KG)
-------             -----------   ---------   ----------   -------   -------   --------------------
mouse               single dose       *            *          *         *                *
                      14 days         *            *          *         *                *
                      1 month         *            *          *         *                *
rat                 single dose       *            *          *         *                *
                      14 days         *            *          *         *                *
                      1 month         *            *          *         *                *
rabbit              single dose       *            *          *         *                *
                      14 days         *            *          *         *                *
                      1 month         *            *          *         *                *
dog                 single dose       *            *          *         *                *
                      14 days         *            *          *         *                *
                      1 month         *            *          *         *                *
non-human primate   single dose       *            *          *         *                *
                      14 days         *            *          *         *                *
                      1 month         *            *          *         *                *

* LIMITED TO NO DATA EXISTS FOR THESE SPECIES. CONTACT CYDEX FOR APPROVAL OF DOSING CONDITIONS.

FOOTNOTES:

----------
a -  conversions between mL/dose and mL/kg assumes mouse weight of 0.02 kg

a -  conversions between mL/dose and mL/kg assumes rat weight of 0.25 kg

a -  conversions between mL/dose and mL/kg assumes rabbit weight of 2.5 kg

a -  conversions between mL/dose and mL/kg assumes dog weight of 10 kg

a -  conversions between mL/dose and mL/kg assumes monkey weight of 5 kg

       CyDex Inc. 10513 W. 84th Terr., Lenexa, KS 66214 - (913) 685-8850
              - FAX (913) 685-8856 - E-mail: CD_Info@cydexinc.com


                                                               Version 1, Page 5
                                                                        07/17/00

(CYDEX, INC. LOGO)

                                                                         TABLE 4

             CAPTISOL(R): ALLOWABLE DOSING MATRIX - INTRAPERITONEAL (IP) SUMMARY

NOTES: 1) THE ALLOWABLE DOSE MAY NOT BE EXCEEDED WITHOUT CYDEX APPROVAL. THESE
          DOSES AND THE 30% W/V CONCENTRATION DO NOT NECESSARILY REPRESENT THE HIGHEST SAFE DOSING CONDITIONS. HOWEVER, THEY ARE THE HIGHEST VALUES TO WHICH CYDEX HAS GIVEN LIMITED APPROVAL FOR USE.

       2) IF CAPTISOL CONCENTRATION USED IS < 30% W/V, THEN THE VOLUME ADMINISTERED MAY BE INCREASED ACCORDINGLY, BUT THE DOSE DELIVERED MAY NOT EXCEED THAT GRANTED UNDER THIS LIMITED APPROVAL.

TABLE 4: ALLOWABLE IP CAPTISOL(R) DOSES BY DURATION OF STUDY

                                    EXAMPLE VOLUME (2)
                                   (BASED ON USE OF 30%
                                       W/V CAPTISOL
                                        DELIVERING              EXAMPLE           DAILY ALLOWABLE
        INTRAPERITONEAL               INDICATED DOSE)        CONCENTRATION     CAPTISOL(R) DOSE (1)
-------------------------------   ----------------------   -----------------   --------------------
SPECIES               DURATION    (ML/SITE)   (ML/KG)(A)   (% W/V)   (MG/ML)          (MG/KG)
-------             -----------   ---------   ----------   -------   -------   --------------------

mouse               single dose       *            *          *         *                *
                      14 days         *            *          *         *                *
                      1 month         *            *          *         *                *
rat                 single dose       *            *          *         *                *
                      14 days         *            *          *         *                *
                      1 month         *            *          *         *                *
rabbit              single dose       *            *          *         *                *
                      14 days         *            *          *         *                *
                      1 month         *            *          *         *                *
dog                 single dose       *            *          *         *                *
                      14 days         *            *          *         *                *
                      1 month         *            *          *         *                *
non-human primate   single dose       *            *          *         *                *
                      14 days         *            *          *         *                *
                      1 month         *            *          *         *                *

* LIMITED TO NO DATA EXISTS FOR THESE SPECIES. CONTACT CYDEX FOR APPROVAL OF DOSING CONDITIONS.

FOOTNOTES:

----------
a -  conversions between mL/dose and mL/kg assumes mouse weight of 0.02 kg

a -  conversions between mL/dose and mL/kg assumes rat weight of 0.25 kg

a -  conversions between mL/dose and mL/kg assumes rabbit weight of 2.5 kg

a -  conversions between mL/dose and mL/kg assumes dog weight of 10 kg

a -  conversions between mL/dose and mL/kg assumes monkey weight of 5 kg

        CyDex Inc. 10513 W. 84th Terr., Lenexa,KS 66214 - (913) 685-8850
              - FAX (913) 685-8856 - E-mail: CD_Info@cydexinc.comv


                                                               Version 1, Page 6
                                                                        07/17/00

(CYDEX, INC. LOGO)                                                       TABLE 5

      CAPTISOL(R): ALLOWABLE DOSING MATRIX - SUBCUTANEOUS (SC) INJECTION SUMMARY

NOTES: 1)   THE ALLOWABLE DOSE MAY NOT BE EXCEEDED WITHOUT CYDEX APPROVAL. THESE
            DOSES AND THE 30% W/V CONCENTRATION DO NOT NECESSARILY REPRESENT THE
            HIGHEST SAFE DOSING CONDITIONS. HOWEVER, THEY ARE THE HIGHEST VALUES
            TO WHICH CYDEX HAS GIVEN LIMITED APPROVAL FOR USE.

       2) IF CAPTISOL CONCENTRATION USED IS <30% W/V, THEN THE VOLUME ADMINISTERED MAY BE INCREASED ACCORDINGLY, BUT THE DOSE DELIVERED MAY NOT EXCEED THAT GRANTED UNDER THIS LIMITED APPROVAL.

TABLE 5: ALLOWABLE SC INJECTION CAPTISOL(R) DOSES BY DURATION OF STUDY

                                                                EXAMPLE VOLUME(2)
                                                              (BASED ON USE OF 30%                          DAILY ALLOWABLE
                                                            W/V CAPTISOL DELIVERING                           CAPTISOL(R)
                     SUBCUTANEOUS INJECTION                     INDICATED DOSE)      EXAMPLE CONCENTRATION      DOSE(1)
----------------------------------------------------------  -----------------------  ---------------------  ---------------
     SPECIES                  SITES              DURATION    (ML/SITE)  (ML/KG)(A)    (% W/V)     (MG/ML)       (MG/KG)
-----------------  --------------------------  -----------  ----------  ----------   ----------  ---------  ---------------
      mouse              1 site possible       single dose      0.27       13.33                                  4000
                                                 14 days        0.20       10.00                                  3000
                                                 1 month        0.07        3.33                                  1000
       rat               1 site possible       single dose      3.33       13.33          THE HIGHEST             4000
                                                 14 days        2.50       10.00         CONCENTRATION            3000
                                                 1 month        0.83        3.33       GRANTED UNDER THIS         1000
     rabbit              1 site possible       single dose     25.00       10.00        LIMITED APPROVAL          3000
                                                 14 days       16.67        6.67           IS 30% W/V             2000
                                                 1 month        8.33        3.33         (300 MG/ML).(1)          1000
       dog           3 sites of 2 ml/kg each   Single dose     20.00        6.00                                  1800
                     3 sites of 2 ml/kg each     14 days       20.00        6.00                                  1800
                   3 sites of 1.67 ml/kg each    1 month       16.67        5.00                                  1500
non-human primate    2 sites of 5 ml/kg each   Single dose     25.00       10.00                                  3000
                   2 sites of 3.33 ml/kg each    14 days       16.67        6.66                                  2000
                    2 sites of 2.5 ml/kg each    1 month       12.50        5.00                                  1500

FOOTNOTES:

----------
a - conversions between mL/dose and mL/kg assumes mouse weight of 0.02 kg

a - conversions between mL/dose and mL/kg assumes rat weight of 0.25 kg

a - conversions between mL/dose and mL/kg assumes rabbit weight of 2.5 kg

a - conversions between mL/dose and mL/kg assumes dog weight of 10 kg

a - conversions between mL/dose and mL/kg assumes monkey weight of 5 kg


       CyDex Inc. 10513 W. 84th Terr., Lenexa, KS 66214 - (913) 685-8850
              - FAX (913) 685-8856 - E-mail: CD_Info@cydexinc.com

                                                                 Version, Page 7
                                                                        07/17/00

(CYDEX, INC. LOGO)                                                       TABLE 6

CAPTISOL(R): ALLOWABLE DOSING MATRIX - SUBCUTANEOUS (SC) IMPLANTABLE DEVICE SUMMARY

NOTES: 1)   THE ALLOWABLE DOSE MAY NOT BE EXCEEDED WITHOUT CYDEX APPROVAL. THESE
            DOSES AND THE 30% W/V CONCENTRATION DO NOT NECESSARILY REPRESENT THE
            HIGHEST SAFE DOSING CONDITIONS. HOWEVER, THEY ARE THE HIGHEST VALUES
            TO WHICH CYDEX HAS GIVEN LIMITED APPROVAL FOR USE.

       2) IF CAPTISOL CONCENTRATION USED IS <30% W/V, THEN THE VOLUME ADMINISTERED MAY BE INCREASED ACCORDINGLY, BUT THE DOSE DELIVERED MAY NOT EXCEED THAT GRANTED UNDER THIS LIMITED APPROVAL.

TABLE 6: ALLOWABLE SC IMPLANTABLE DEVICE CAPTISOL(R) DOSES BY DURATION OF STUDY

                                                                            EXAMPLE VOLUME(2)
                                                                          (BASED ON USE OF 30%                             DAILY
                                                                        W/V CAPTISOL DELIVERING                          ALLOWABLE
                             SUBCUTANEOUS IMPLANTABLE DEVICE                 INDICATED DOSE)     EXAMPLE CONCENTRATION  CAPTISOL(R)
----------------------------------------------------------------------  -----------------------  ---------------------    DOSE(1)
     SPECIES                      MINIPUMPS                  DURATION    (ML/SITE)   (ML/KG)(A)   (% W/V)     (MG/ML)     (MG/KG)
-----------------  --------------------------------------  -----------  ----------  -----------  ----------  ---------  -----------
      mouse        1 pump @ 1 uL/hr = 0.024 mL/day            7 days       0.024        1.20           THE HIGHEST          360
                   1 pump @ 0.5 uL/hr = 0.012 mL/day each     14 days      0.012        0.60          CONCENTRATION         180
                   1 pump @ 0.25 uL/hr = 0.006 mL/day         1 month      0.006        0.30       GRANTED UNDER THIS        90
       rat         2 pumps @ 10 uL/hr = 0.24 mL/day each      7 days       0.480        1.92        LIMITED APPROVAL        576
                   2 pumps @ 5 uL/hr = 0.12 mL/day each       14 days      0.240        0.96           IS 30% W/V           288
                   2 pumps @ 2.5 uL/hr = 0.06 mL/day each     1 month      0.120        0.48        (300 MG/ML). (1)        144
     rabbit                          *                           *           *           *                 *                 *
       dog                           *                           *           *           *                 *                 *
non-human primate                    *                           *           *           *                 *                 *

   *LIMITED TO NO DATA EXISTS FOR THESE SPECIES. CONTACT CYDEX FOR APPROVAL OF
                               DOSING CONDITIONS.

FOOTNOTES:

----------
a - conversions between mL/dose and mL/kg assumes mouse weight of 0.02 kg

a - conversions between mL/dose and mL/kg assumes rat weight of 0.25 kg

a - conversions between mL/dose and mL/kg assumes rabbit weight of 2.5 kg

a - conversions between mL/dose and mL/kg assumes dog weight of 10 kg

a - conversions between mL/dose and mL/kg assumes monkey weight of 5 kg

       CyDex Inc. 10513 W. 84th Terr., Lenexa, KS 66214 - (913) 685-8850
              - FAX (913) 685-8856 - E-mail: CD_Info@cydexinc.com


                                                               Version 1, Page 8
                                                                        07/17/00

(CYDEX, INC. LOGO)                                                       TABLE 7

                    CAPTISOL(R): ALLOWABLE DOSING MATRIX - ORAL SOLUTION SUMMARY

NOTES: 1)   THE ALLOWABLE DOSE MAY NOT BE EXCEEDED WITHOUT CYDEX APPROVAL. THESE
            DOSES AND THE 30% W/V CONCENTRATION DO NOT NECESSARILY REPRESENT THE
            HIGHEST SAFE DOSING CONDITIONS. HOWEVER, THEY ARE THE HIGHEST VALUES
            TO WHICH CYDEX HAS GIVEN LIMITED APPROVAL FOR USE.

       2) IF CAPTISOL CONCENTRATION USED IS <30% W/V, THEN THE VOLUME ADMINISTERED MAY BE INCREASED ACCORDINGLY, BUT THE DOSE DELIVERED MAY NOT EXCEED THAT GRANTED UNDER THIS LIMITED APPROVAL.

TABLE 7: ALLOWABLE ORAL SOLUTION CAPTISOL(R) DOSES BY DURATION OF STUDY

                           EXAMPLE VOLUME (2)
                          (BASED ON USE OF 30%
                        W/V CAPTISOL DELIVERING                                DAILY ALLOWABLE
ORAL SOLUTION (GAVAGE)      INDICATED DOSE)        EXAMPLE CONCENTRATION    CAPTISOL(R) DOSE (1)
----------------------  -----------------------  -------------------------  --------------------
 SPECIES     DURATION    (ML/DOSE)  (ML/KG)(A)     (% W/V)       (MG/ML)           (MG/KG)
---------  -----------   ---------  ----------   -----------  ------------  --------------------
  mouse    single dose      0.33       16.67                                        5000
             14 days        0.27       13.33     THE HIGHEST CONCENTRATION          4000
             1 month        0.13       6.67          GRANTED UNDER THIS             2000
   rat     single dose      4.17       16.67      LIMITED APPROVAL IS 30%           5000
             14 days        3.33       13.33        W/V (300 MG/ML).(1)             4000
             1 month        1.67       6.67                                         2000
 rabbit    single dose        *          *            *             *                *
             14 days          *          *            *             *                *
             1 month          *          *            *             *                *
   dog     single dose        *          *            *             *                *
             14 days          *          *            *             *                *
             1 month          *          *            *             *                *
non-human
 primate   single dose        *          *            *             *                *
             14 days          *          *            *             *                *
             1 month          *          *            *             *                *

* LIMITED TO NO DATA EXISTS FOR THESE SPECIES. CONTACT CYDEX FOR APPROVAL OF DOSING CONDITIONS.

FOOTNOTES:

----------
a - conversions between mL/dose and mL/kg assumes mouse weight of 0.02 kg

a - conversions between mL/dose and mL/kg assumes rat weight of 0.25 kg

a - conversions between mL/dose and mL/kg assumes rabbit weight of 2.5 kg

a - conversions between mL/dose and mL/kg assumes dog weight of 10 kg

a - conversions between mL/dose and mL/kg assumes monkey weight of 5 kg

  CyDex Inc. 10513 W. 84th Terr., Lenexa, KS 66214 - (913) 685-8850 - FAX (913)
                     685-8856 - E-mail: CD_Info@cydexinc.com

                                                               Version 1, Page 9
                                                                        07/17/00

(CYDEX, INC. LOGO)                                                       TABLE 8

                       CAPTISOL(R): ALLOWABLE DOSING MATRIX - ORAL SOLID SUMMARY

NOTES: 1)   THE ALLOWABLE DOSE MAY NOT BE EXCEEDED WITHOUT CYDEX APPROVAL. AT
            THIS TIME, LIMITED DATA EXISTS FOR THE ORAL DOSING OF SOLID
            CAPTISOL. PLEASE CONTACT CYDEX FOR APPROVAL OF DOSING CONDITIONS.

TABLE 8: ALLOWABLE ORAL SOLID CAPTISOL(R) DOSES BY DURATION OF STUDY

                                                                                               DAILY ALLOWABLE
          ORAL SOLID                 EXAMPLE FORMULATION                                      CAPTISOL(R) DOSE
------------------------------  ----------------------------                                  ----------------
     SPECIES        DURATION    (MG/DOSE)  (NUMBER OF DOSES)       EXAMPLE DOSAGE FORMS            (MG/KG)
-----------------  -----------  ---------  -----------------  ------------------------------  ----------------
      mouse        single dose      *              *                      POWDERS                     *
                     14 days        *              *                     CAPSULES                     *
                     1 month        *              *                      TABLETS                     *
       rat         single dose      *              *                                                  *
                     14 days        *              *                                                  *
                     1 month        *              *                                                  *
     rabbit        single dose      *              *                 AT THIS TIME, LIMITED            *
                     14 days        *              *               DATA EXISTS FOR THE ORAL           *
                     1 month        *              *               DOSING OF SOLID CAPTISOL           *
       dog         single dose      *              *               PLEASE CONTACT CYDEX FOR           *
                     14 days        *              *            APPROVAL OF DOSING CONDITIONS.        *
                     1 month        *              *                                                  *
non-human primate  single dose      *              *                                                  *
                     14 days        *              *                                                  *
                     1 month        *              *                                                  *


* LIMITED TO NO DATA EXISTS FOR THESE SPECIES. CONTACT CYDEX FOR APPROVAL OF DOSING CONDITIONS.

FOOTNOTES:

----------
a - conversions between mg/dose and mg/kg assumes mouse weight of 0.02 kg

a - conversions between mg/dose and mg/kg assumes rat weight of 0.25 kg

a - conversions between mg/dose and mg/kg assumes rabbit weight of 2.5 kg

a - conversions between mg/dose and mg/kg assumes dog weight of 10 kg

a - conversions between mg/dose and mg/kg assumes monkey weight of 5 kg

  CyDex Inc. 10513 W. 84th Terr., Lenexa, KS 66214 - (913) 685-8850 - FAX (913)
                     685-8856 - E-mail: CD_Info@cydexinc.com


                                                              Version 1, Page 10
                                                                        07/17/00

(CYDEX, INC. LOGO)                                             Verson 1, Page 11
                                                                        07/17/00

                                   APPENDIX A

                                                              Version 1, Page 12
                                                                        07/17/00

(CYDEX, INC. LOGO)

                        PARENTERAL FORMULATION PROTOCOL

CYDEX PROTOCOL TRACKING FORM                               PROTOCOL #___________

Title of Study: ________________________________________________________________

Purpose: _______________________________________________________________________

Animal: (include species, age, and weight)

STUDY DESIGN

   FORMULATION
-----------------    DRUG EXPOSURE (OPTIONAL)       CAPTISOL EXPOSURE        # OF ANIMALS
Volume     Doses    -------------------------   -------------------------   -------------
(ml/kg)   per Day   mg/ml   mg/kg   mg/kg/day   mg/ml   mg/kg   mg/kg/day   Male   Female
-------   -------   -----   -----   ---------   -----   -----   ---------   ----   ------


Route: _________________________________________________________________________

Duration: ______________________________________________________________________

Injection Speed: _______________________________________________________________

Injection Volume: ______________________________________________________________

Vehicle: _______________________________________________________________________

Examination: (check all that apply)

[ ] Clinical Observation   [ ] Body Weight          [ ] Clinical Chemistry
[ ] Food Consumption       [ ] Electrocardiograms   [ ] Toxicokinetics
[ ] Ophthalmology          [ ] Urinalysis           [ ] Hematology
[ ] Organ Weight           [ ] Necropsy             [ ] Microscopy
[ ] Others: ____________________________________________________________________

Performing Laboratory:
                       _________________________________________________________

Dosing Schedule:
                 _______________________________________________________________

Expected Report Submission:
                            ____________________________________________________

GLP: This study _________________ be conducted in accordance with GLP standards.
                (will or will not)

Necessary amount of Captisol needed for study:
                                               _________________________________

                     CyDex Inc. 10513 W. 84th Terr., Lenexa,
  KS 66214 - (913) 685-8850 - FAX (913) 685-8856 - E-mail: CD_Info@cydexinc.com

                                                              Version 1, Page 13
                                                                        07/17/00

(CYDEX, INC. LOGO)

                       ORAL SOLUTION FORMULATION PROTOCOL

CYDEX PROTOCOL TRACKING FORM                               PROTOCOL #___________

Title of Study:
                ________________________________________________________________

Purpose:
         _______________________________________________________________________

Animal: (include species, age, and weight)

STUDY DESIGN

   FORMULATION
-----------------    DRUG EXPOSURE (OPTIONAL)       CAPTISOL EXPOSURE        # OF ANIMALS
Volume     Doses    -------------------------   -------------------------   -------------
(ml/kg)   per Day   mg/ml   mg/kg   mg/kg/day   mg/ml   mg/kg   mg/kg/day   Male   Female
-------   -------   -----   -----   ---------   -----   -----   ---------   ----   ------


Route:
       _________________________________________________________________________

Dosing Regime:
               _________________________________________________________________

Vehicle:
         _______________________________________________________________________

Examination: (check all that apply)

[ ] Clinical Observation   [ ] Body Weight          [ ] Clinical Chemistry
[ ] Food Consumption       [ ] Electrocardiograms   [ ] Toxicokinetics
[ ] Ophthalmology          [ ] Urinalysis           [ ] Hematology
[ ] Organ Weight           [ ] Necropsy             [ ] Microscopy
[ ] Others:
            ____________________________________________________________________

Performing Laboratory:
                       _________________________________________________________

Dosing Schedule:
                 _______________________________________________________________

Expected Report Submission:
                            ____________________________________________________

GLP: This study _________________ be conducted in accordance with GLP standards.
                (will or will not)

Necessary amount of Captisol needed for study:
                                               _________________________________

                     CyDex Inc. 10513 W. 84th Terr., Lenexa,
  KS 66214 - (913) 685-8850 - FAX (913) 685-8856 - E-mail: CD_Info@cydexinc.com

                                                              Version 1, Page 14
                                                                        07/17/00

(CYDEX, INC. LOGO)

                         ORAL SOLID FORMULATION PROTOCOL

CYDEX PROTOCOL TRACKING FORM                               PROTOCOL #___________

Title of Study:
                ________________________________________________________________

Purpose:
         _______________________________________________________________________

Animal: (include species & age)

Mean Weight Range:
                   _____________________________________________________________

STUDY DESIGN

  DOSES          DRUG EXPOSURE (OPTIONAL)               CAPTISOL EXPOSURE           # OF ANIMALS
---------   ---------------------------------   --------------------------------   -------------
doses/day   mg/dose   mg/kg /dose   mg/kg/day   mg/dose   mg/kg/dose   mg/kg/day   Male   Female
---------   -------   -----------   ---------   -------   ----------   ---------   ----   ------


Dosing Regime:
               _________________________________________________________________

Vehicle:
         _______________________________________________________________________

Examination: (check all that apply)

[ ] Clinical Observation   [ ] Body Weight          [ ] Clinical Chemistry
[ ] Food Consumption       [ ] Electrocardiograms   [ ] Toxicokinetics
[ ] Ophthalmology          [ ] Urinalysis           [ ] Hematology
[ ] Organ Weight           [ ] Necropsy             [ ] Microscopy
[ ] Others:
            ____________________________________________________________________

Performing Laboratory:
                       _________________________________________________________

Dosing Schedule:
                 _______________________________________________________________

Expected Report Submission:
                            ____________________________________________________

GLP: This study _________________ be conducted in accordance with GLP standards.
                (will or will not)

Necessary amount of Captisol needed for study:
                                               _________________________________

                     CyDex Inc. 10513 W. 84th Terr., Lenexa,
  KS 66214 - (913) 685-8850 - FAX (913) 685-8856 - E-mail: CD_Info@cydexinc.com

                                                              Version 1, Page 15
                                                                        07/17/00


(CYDEX, INC. LOGO)

                                   APPENDIX B

                                                              Version 1, Page 16
                                                                        07/17/00


(CYDEX, INC. LOGO)

                                 RESULTS SUMMARY

PROTOCOL # ______________________

Title:
       _________________________________________________________________________

       _________________________________________________________________________

Studies conducted under protocol:

STUDY NUMBER   DATES OF STUDY   VARIATIONS FROM PROTOCOL? (IF SO, PLEASE EXPLAIN)
------------   --------------   -------------------------------------------------


                                 RESULTS SUMMARY

Attach any supporting documents as needed.

                    CyDex Inc. 10513 W. 84th Terr., Lenexa,
  KS 66214 - (913) 685-8850 - FAX (913) 685-8856 - E-mail: CD_Info@cydexinc.com